Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

PROSPECTUS SUPPLEMENT (To Prospectus dated January 11, 2012)

UBS AG

Medium-Term Notes, Series A

We will give you the specific terms of the notes (each, a “note”) we are offering in pricing supplements. In some cases, we may also describe certain of the potential indices to which the notes are linked in a prospectus supplement, which we refer to as an “index supplement.” You should read this prospectus supplement, the accompanying prospectus dated January 11, 2012, the applicable index supplement and the applicable pricing supplement carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, in the prospectus or in the index supplement, then the terms described in the applicable pricing supplement will control.

Issuer (Booking Branch):	UBS AG (Jersey Branch)
Denominations:	Unless otherwise specified in the applicable pricing supplement, the notes will be issued in minimum denominations of $1,000 (or the specified currency equivalent), increased in multiples of $1,000 (or the specified currency equivalent).
Principal Payment at Maturity:	Unless otherwise specified in the applicable pricing supplement, if you hold your notes to maturity, on the maturity date you will receive $1,000 for each $1,000 face amount of the notes. Principal payment at maturity is subject to the creditworthiness of UBS.
Coupon:	The notes may have a rate of interest based on (1) one or more of the reference assets described below, (2) a fixed amount or rate or (3) movements in the level, value or price or other events relating to one or more reference assets.
Reference Asset:	The principal, interest or any other amounts payable on the notes may be based on, as applicable, one or more of the following or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, indices of interest rates, interest rates, indices of consumer prices or other asset classes. In addition, the principal, interest or any other amounts payable on the notes may be based on measures, formulas or instruments, including those related to macroeconomic events or indicators or the occurrence or non-occurrence of any event or circumstance, or baskets comprised of any instruments or measures, as specified in the applicable pricing supplement.
Maturity Date:	The applicable pricing supplement will specify the maturity date.
No Listing:	The notes will not be listed on any securities exchange or quotation system, unless otherwise specified in the applicable pricing supplement.
Redemption and Repayment:	Terms of specific notes may permit or require redemption for cash at our option or at your option. The notes may permit or require repayment at our option or at your option.
Ranking:	The notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

See “Risk Factors” beginning on page S-4 of this prospectus supplement for risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of UBS AG and are not FDIC insured.

UBS AG may sell the notes directly or through one or more agents or dealers, including the agents listed below. The agents are not required to sell any particular amount of the notes.

UBS AG may use this prospectus supplement in the initial sale of any notes. In addition, UBS Securities LLC or any other affiliate of UBS AG may use this prospectus supplement in a market-making transaction in any notes after their initial sale. Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

UBS Investment Bank

Prospectus Supplement dated January 11, 2012

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these notes in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

You may access the accompanying prospectus dated January  11, 2012 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Prospectus Supplement
Summary	S-1
Risk Factors	S-4
Description of the Medium-Term Notes, Series A	S-17
Terms of the Notes	S-20
Interest Mechanics	S-28
Certain Features of the Notes	S-34
Reference Assets	S-41
Use of Proceeds and Hedging	S-61
U.S. Federal Income Tax Considerations	S-62
Benefit Plan Investor Considerations	S-66
Validity of the Notes	S-68
Supplemental Plan of Distribution	S-69
Conflicts of Interest	S-69
Underlying Indices	A-1
Form of Redemption Request	B-1

Prospectus
Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Use of Proceeds	9
Description of Debt Securities We May Offer	10
Description of Warrants We May Offer	30
Legal Ownership and Book-Entry Issuance	45
Considerations Relating to Indexed Securities	50
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	53
U.S. Tax Considerations	55
Tax Considerations Under the Laws of Switzerland	66
Benefit Plan Investor Considerations	68
Plan of Distribution	70
Conflicts of Interest	72
Validity of the Securities	73
Experts	73

Summary

This prospectus supplement describes terms that will apply generally to the notes. Prior to the date on which an offering of notes is priced, or the “trade date,” UBS AG will prepare a separate free writing prospectus that will apply specifically to that offering and will include the identity of the underlying reference asset as well as any changes to the general terms specified below. On the trade date, UBS AG will prepare a pricing supplement that will also include the specific pricing terms for that issuance. Any free writing prospectus and pricing supplement should be read in connection with this prospectus supplement, any index supplement and the accompanying prospectus.

References to the “accompanying prospectus” mean the accompanying prospectus “Debt Securities and Warrants,” dated January 11, 2012, of UBS. References to the “applicable pricing supplement” mean the pricing supplement and any free writing prospectus that describe the specific terms of your notes.

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

Overview of the Notes

This section summarizes the material terms that will apply generally to the notes issued as part of a series. Each particular note will have financial and other terms specific to it. The specific terms of each note issuance will be described in a pricing supplement that will accompany this prospectus supplement and the accompanying prospectus. Those terms may vary from the terms described here. As you read this prospectus supplement, please remember that the specific terms of your note as described in your pricing supplement will supplement and, if applicable, may modify or replace the general terms described in this section and in the accompanying prospectus. Unless we say otherwise below, the terms we use in this prospectus supplement that we also use in the accompanying prospectus have the meanings we give them in the accompanying prospectus. Similarly, the terms we use in any pricing supplement that we also use in this prospectus supplement will have the meanings we give them in this prospectus supplement, unless we say otherwise in the pricing supplement.

Types of Notes

The principal, interest or any other amounts payable on the notes may be based on, as applicable, one or more of the following, or on movements in the level, value or price or other events relating to one or more of the following: indices of equity securities, indices of interest rates, interest rates, indices of consumer prices or other asset classes. For indices other than the S&P® 500 Index and the Russell 2000® Index, which are described in Annex A to this prospectus supplement, a description will be included in either an index supplement or the pricing supplement. See “Certain Features of the Notes” and “Reference Assets” in this prospectus supplement.

Ranking

The notes constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law.

Medium-Term Notes, Series A

The notes are a separate series of our debt securities. We summarize various terms that apply generally to our debt securities, including the notes, in the accompanying prospectus under the caption “Description of Debt Securities We May Offer.” The following description of the notes supplements that description of the debt securities. Consequently, you should read this prospectus supplement together with the accompanying prospectus and the relevant pricing supplement in order to understand the terms of the notes.

The Notes Will Be Issued Under the Debt Indenture

The notes are governed by the debt indenture between us and U.S. Bank Trust National Association, which acts as trustee. The trustee has two main roles:

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First, the trustee can enforce your rights against us if we default. There are limitations on the extent to which the trustee acts on your behalf, which we describe under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” in the accompanying prospectus; and

➢	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

We May Issue Other Series of Debt Securities

The debt indenture permits us to issue different series of debt securities from time to time. The medium-term notes are a single, distinct series of debt securities. We may, however, issue notes in those amounts, at those times and on those terms as we wish. The notes may differ from other notes issued pursuant to the series designated as our “medium-term notes, Series A,” and from debt securities of other series, in their terms. When we refer to a “series” of debt securities, we mean a series, such as the notes, issued under the debt indenture.

Amounts That We May Issue

The debt indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We have already issued Series A notes, many of which are currently outstanding. We intend to issue additional Series A notes, and may issue additional Series A notes at any time, without your consent and without notifying you. We may also issue debt securities and other securities at any time without your consent and without notifying you. The debt indenture and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

Our affiliates may use this prospectus supplement to resell notes in market-making transactions, from time to time, including both notes that we have issued before the date of this prospectus supplement and notes that we have not yet issued. We describe these transactions under “Supplemental Plan of Distribution” below.

What are the tax consequences of the Notes?

Depending on the specific terms of the notes, the notes could be treated as fixed rate debt instruments, variable rate debt instruments, or debt instruments subject to the special tax rules governing contingent payment debt obligations for U.S. federal income tax purposes. Accordingly, this prospectus supplement presents only a general summary of the tax consequences of owning, holding and disposing of the notes and you should review carefully the applicable pricing supplement, which will set forth the appropriate tax treatment, and should consult your own tax advisor. See “U.S. Federal Income Tax Considerations” below for more detail.

Please see the accompanying prospectus for a discussion of certain Swiss tax considerations relating to the notes.

This Section Is Only a Summary

The debt indenture and its associated documents, including your note, contain the full legal text of the matters described in this section, the accompanying prospectus and your pricing supplement. The debt indenture and the notes are governed by New York law. A copy of the debt indenture has been filed with the U.S. Securities and Exchange Commission (“SEC”) as part of our registration statement. See “Where You Can Find More Information” in the accompanying prospectus for information on how to obtain a copy. Investors should carefully read the description of the terms and provisions of our debt securities and the debt indenture under “Description of Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement and the relevant pricing supplement, summarize all the material terms of the debt indenture and your note. They do not, however, describe every aspect of the debt indenture and your note. For example, in the section entitled “Description of Medium-Term Notes” herein, the accompanying prospectus and your pricing supplement, we use terms that have been given special meaning in the debt indenture, but we describe the meaning of only the more important of those terms.

Form, Denomination and Legal Ownership of Notes

Unless otherwise specified in the applicable pricing supplement, your note will be issued:

➢	in registered form, without interest coupons;

➢	in authorized denominations of $1,000 (or the specified currency equivalent) and integral multiples thereof; and

➢	in book-entry form, represented by a global note or a master global note.

You should read the section “Description of Debt Securities We May Offer — Form, Exchange and Transfer of Debt Securities” in the accompanying prospectus for information about this type of arrangement and your rights under this type of arrangement.

Booking Branch

We will specify the banking branch in the applicable pricing supplement.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in an offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. In addition, UBS will receive the net proceeds from any initial public offering of the notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, offerings of notes will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell notes to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Risk Factors

You should understand the risks of investing in the notes and should reach an investment decision only after careful consideration with your advisors of the suitability of the notes in light of your particular financial circumstances, the following risk factors and the other information included or incorporated by reference in the applicable pricing supplement, this prospectus supplement and the accompanying prospectus. Please note that this Risk Factors section has various subsections addressing risk factors relating to specific types of reference assets and transaction structures. We have no control over a number of matters, including economic, financial, regulatory, geographic, judicial and political events, that are important in determining the existence, magnitude and longevity of these risks and their influence on the value of, or the payments made on or settlement of obligations with respect to, the notes. You should not purchase the notes unless you understand and can bear these investment risks. We urge you to read the following information about these risks, together with the risk factors included in the accompanying prospectus and the applicable pricing supplement before investing in the notes.

RISKS RELATING TO ALL NOTES

The notes are intended to be held to maturity or to the relevant exercise or redemption date or period, as applicable.

You may receive less, and possibly significantly less, than the amount you originally invested if you sell your notes prior to maturity or prior to the relevant exercise or redemption date or period, as applicable. You should be willing to hold your notes to maturity or to the relevant exercise or redemption date or period.

There may not be any secondary market for your notes.

Upon issuance, the notes will not have an established trading market. We cannot assure you that a trading market for the notes will develop or, if one develops, that it will be maintained. Although we may apply to list certain issuances of notes on a national securities exchange, we may not meet the requirements for listing and do not expect to announce, prior to the issuance of the notes, whether we will meet those requirements. Even if there is a secondary market, it may not provide liquidity. While we anticipate that our affiliate, UBS Securities LLC, may make a market for the notes, it is not required to do so. If the notes are not listed on any securities exchange and UBS Securities LLC was to cease acting as a market maker, it is likely there would be no secondary market for the notes. Therefore, you must be willing and able to hold the notes to maturity or until the relevant exercise date or period, as applicable.

Price or other movements in the reference assets and their components are unpredictable, and levels of market volatility in recent periods have been unprecedented.

Movements in the levels, values or prices of the reference assets or their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. Moreover, the global capital, credit and commodity markets have experienced volatility and disruption since August 2007, and such volatility and disruption reached unprecedented levels in the months following September 2008. In some cases throughout this period, the markets produced downward pressure on stock prices and the credit capacity for certain issuers of the reference assets without regard to those issuers’ underlying financial strength. As a result, it is impossible to predict whether the levels, values or prices of the reference assets will rise or fall during the term of the notes. Changes in the levels, values or prices will determine the amount of interest,

Risk Factors

payments at maturity, or other amounts payable on your notes. These changes may result in a loss of principal or the receipt of little or no interest or other payments on your notes. There can be no assurance that recent unprecedented levels of volatility, or periods of sudden and dramatic price increases or declines, will not continue or recur. As the notes are linked to reference assets or components that may be unpredictable and volatile, we cannot guarantee that these changes will be beneficial to you, and therefore you may receive less than the amount you initially invested in the notes, may not receive any interest or may experience other losses in connection with your investment in the notes.

The historical or hypothetical performance of the reference asset is not an indication of future performance.

The historical or hypothetical performance of the reference asset, which may be included in the applicable pricing supplement, should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the notes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future.

You must rely on your own evaluation of the merits of an investment in the notes.

In connection with your purchase of the notes, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the notes and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in the notes.

The price at which you will be able to sell your notes prior to the maturity date or prior to the relevant exercise or redemption date or period, as applicable, will depend on a number of factors, and may be substantially less than the amount you had originally invested.

If you wish to liquidate your investment in the notes prior to the maturity date or prior to the relevant exercise or redemption date or period, as applicable, your only alternative, in the absence of any applicable repayment at the option of the holder provisions, would be to sell them. At that time, there may be an illiquid market for the notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value. We believe that the market value of your notes will be affected by the volatility of the reference asset, the level, value or price of the reference asset at the time of the sale, changes in interest rates, our financial condition and credit ratings, the supply of and demand for the notes and a number of other factors. Some of these factors are interrelated in complex ways; as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The price, if any, at which you will be able to sell your notes prior to maturity or prior to the relevant exercise or redemption date or period, as applicable, may be substantially less than the amount you originally invested depending upon the level, value or price of the reference asset at the time of the sale. The following paragraphs describe the manner in which we expect the market value of the notes to be affected in the event of a change in a specific factor, assuming all other conditions remain constant.

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Reference asset performance. We expect that the market value of the notes prior to maturity or prior to the relevant exercise or redemption date or period, as applicable, will depend substantially on the current level (or in some cases, performance since the date on which the notes price) of the reference asset relative to its initial level, value or price. If you decide to sell your notes prior to maturity or prior to the relevant exercise date or period, as applicable, when the

Risk Factors

current level, price or value of the reference asset at the time of sale is favorable relative to its initial level, value or price, you may nonetheless receive substantially less than the amount that would be payable at maturity or at the payment or settlement date based on that level, value or price because of expectations that the level, value or price will continue to fluctuate until the final level, value or price is determined.

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Volatility of the reference asset. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the reference assets or their components increases or decreases, the market value of the notes may be adversely affected.

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Interest rates. We expect that the market value of the notes will be affected by changes in interest rates. Interest rates also may affect the economy and, in turn, the value of the components of the reference asset, which would affect the market value of the notes.

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Supply and demand for the notes. We expect that the market value of the notes will be affected by the supply of and demand for the notes. In general, if the supply of the notes decreases and/or the demand for the notes increases, the market value of the notes may increase. Alternatively, if the supply of the notes increases and/or the demand for the notes decreases, the market value of the notes may be adversely affected. The supply of the notes, and therefore the market value of the notes, may be affected by inventory positions held by UBS Securities LLC or any other market maker.

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Exercise or redemption rights and call rights. Your right to redeem the notes or our right to call the notes may affect the market value of the relevant notes. Generally, the grant of a redemption right to noteholders may enhance the market value of the notes, while a call right by us may adversely affect the market value of such notes.

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Our financial condition, credit ratings and results of operations. Actual or anticipated changes in our financial condition, current credit ratings or results of operations may significantly affect the market value of the notes. The significant difficulties experienced in the global financial system since August 2007 and resulting lack of credit, lack of confidence in the financial sector, increased volatility in the financial markets and reduced business activity could materially and adversely affect our business, financial condition, credit ratings and results of operations. However, because the return on the notes is dependent upon factors in addition to our ability to pay or settle our obligations under the notes (such as the current level, value or price of the reference asset), an improvement in our financial condition, credit ratings or results of operations is not expected to have a positive effect on the market value of the notes. These credit ratings relate only to our creditworthiness, do not affect or enhance the performance of the notes and are not indicative of the risks associated with the notes or an investment in the reference asset. A rating is not a recommendation to buy, sell or hold notes and may be subject to suspension, change or withdrawal at any time by the assigning rating agency.

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Time remaining to maturity or to the expiration date. A “time premium” results from expectations concerning the level, value or price of the reference asset during the period prior to the maturity date of the notes. As the time remaining to the maturity date of the notes decreases, this time premium will likely decrease, potentially adversely affecting the market value of the notes. As the time remaining to maturity decreases, the market value of the notes may be less sensitive to the volatility in the components of the reference asset.

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Events affecting or involving the reference asset. Economic, financial, regulatory, geographic, judicial, political and other developments that affect the level, value or price of the reference assets and their components, and real or anticipated changes in those factors, also may affect the market value of the notes. For example, for reference assets composed of equity securities, the financial

Risk Factors

condition and earnings results of a component of the reference asset, and real or anticipated changes in those conditions or results, may affect the market value of the notes. In addition, speculative trading by third parties in the reference asset could significantly increase or decrease the level, value or price of the reference asset, thereby exposing the reference asset to additional volatility which could affect the market value of the notes.

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Agent’s commission and cost of hedging. The initial public offering price of the notes includes the agent’s commission or discount, if any, and may reflect the estimated cost of hedging our obligations under the notes. These costs may include our or our affiliates’ expected cost of providing that hedge and the profit we expect to realize in consideration for assuming the risks inherent in providing that hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which we (or our affiliates) will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and could result in a substantial loss to you. In addition, any secondary market prices may differ from values determined by pricing models used by us or our affiliates, as a result of dealer discounts, mark-ups or other transaction costs. Moreover, this hedging activity may result in us or our affiliates realizing a profit, even if the market value of the notes declines.

The effect of one of the factors specified above may offset some or all of any change in the market value of the notes attributable to another factor.

The notes are not insured against loss by any third parties.

The notes will be solely our obligations, and no other entity will have any payment or settlement obligations, contingent or otherwise, in respect of the notes. In the event that we are unable to pay or settle our obligations under the notes, you risk losing your entire investment.

The notes are not insured by the FDIC.

The notes are not deposit liabilities of UBS AG and neither the notes nor your investment in the notes are insured by the FDIC or any other governmental agency of the United States or any other jurisdiction. In the event that we are unable to pay or settle our obligations under the notes, you risk losing your entire investment.

There are no security interests in favor of holders of the notes.

The indenture governing the notes contains no restrictions on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey all or any portion of the notes or other instruments acquired by us or our affiliates. Neither we nor any of our affiliates will pledge or otherwise hold those notes or other instruments for the benefit of holders of the notes, unless we provide a security interest for a particular note, as disclosed in the applicable pricing supplement. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us, any of those notes or instruments that we own will be subject to the claims of our creditors generally and will not be available specifically for the benefit of the holders of the notes. The principal, interest or any other amounts payable on the notes, constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law. If assets are pledged for the benefit of a particular note, that pledge will be solely for the benefit of the holders of that note and not any other note.

Risk Factors

You have no shareholder rights or rights to receive any shares of a reference asset or any component stock, as applicable.

Investing in your notes will not make you a holder of any shares of a reference asset or the component stocks of any reference asset or basket of reference assets, as applicable. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to a reference asset or the component stocks comprising a reference asset, as applicable. Your notes will be paid in cash, and you will have no rights to receive delivery of any component stocks of the reference asset, as applicable.

Reported levels, values and prices of reference assets and their components may be based on non-current information.

If trading is interrupted in the reference assets or any of their components, publicly available information regarding the level, value or price of the reference asset may be based on the last reported levels, values or prices. As a result, publicly available information regarding reported levels, values or prices of the reference assets or their components may at times be based on non-current information.

The reference assets or their components may trade around-the-clock; however, if a secondary market develops, the notes may trade only during regular trading hours in the United States.

If the market for the reference assets or their components is a global, around-the-clock market, the hours of trading for the notes may not conform to the hours during which the reference assets or their components are traded. To the extent that U.S. markets are closed while international markets remain open, significant movements may take place in the levels, values or prices of the reference assets or their components that will not be reflected immediately in the price of the notes. There may not be any systematic reporting of last-sale or similar information for the reference assets or their components. The absence of last-sale or similar information and the limited availability of quotations would make it difficult for many investors to obtain timely, accurate data about the state of the market for the reference assets or their components.

The calculation agent may postpone the determination of the amount you receive during the term of the notes or at maturity or at the payment or settlement date, as applicable, if a market disruption event occurs.

In some cases, the notes may be linked to a reference asset where a valuation date, observation date or averaging date, as applicable (collectively referred to herein as a “valuation date,” and which is described in “Certain Features of the Notes — Valuation Dates, Observation Dates or Averaging Dates” below), may be postponed if the calculation agent determines that a market disruption event (described in “Reference Assets” below) has occurred or is continuing on that valuation date. If that type of postponement occurs, the calculation agent will determine the closing level, value, price or other amount with respect to that valuation date on the first succeeding scheduled trading day on which no market disruption event occurs or is continuing, provided that the valuation date will not be postponed by more than five scheduled trading days. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the occurrence of a market disruption event, any resulting delay in payment or any change in the level, value or price of the reference asset after the originally scheduled valuation date.

Risk Factors

Depending on the terms of your notes, U.S. taxpayers may be required to accrue income with respect to the notes each year in advance of payments made on the notes

The appropriate tax treatment of the notes will be set forth in the applicable pricing supplement.

In addition, if the notes do not satisfy the relevant conditions to be treated as fixed rate debt instruments or variable rate debt instruments, the notes will generally be treated as debt instruments subject to special rules governing contingent payment debt obligations for U.S. federal income tax purposes. Under those rules, if you are a U.S. individual or taxable entity, you generally will be required to pay taxes on ordinary income over the term of the notes based on the comparable yield for the notes, even though the comparable yield may exceed the rate at which interest, if any, is actually paid on the notes. This comparable yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. Any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be ordinary income.

If you are a secondary purchaser of the notes, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

We or one of our affiliates could serve as the calculation agent, which could result in a conflict of interest.

The calculation agent will make determinations and judgments in connection with valuing the reference asset and calculating adjustments to the reference asset, dates, prices, or any other affected variable when the reference asset is changed or modified as well as determining whether a market disruption event or force majeure event has occurred. You should refer to “Description of the Medium-Term Notes, Series A — Calculations and Calculation Agent.” Because we or one of our affiliates could serve as the calculation agent, conflicts of interest may arise in connection with the calculation agent performing its role as calculation agent.

Trading and other transactions by us or our affiliates could affect the levels, values or prices of reference assets and their components, the market value of the notes, the amount of interest, principal or other amounts payable on your notes.

In connection with our normal business practices or in connection with hedging our obligations under the notes, we and our affiliates may from time to time buy or sell the reference assets and their components, or similar instruments, or derivative instruments relating to the reference assets or their components. These trading activities may present a conflict of interest between your interest in the notes and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers and in accounts under our management. These trading activities also could affect the levels, values or prices of the reference assets in a manner that would decrease the market value of the notes prior to maturity or prior to the relevant exercise date or period, or the amount you would receive at maturity or at the payment or settlement date. To the extent that we or any of our affiliates have a hedge position in the reference assets or their components, or in a derivative or synthetic instrument related to the reference assets or their components, we or any of our affiliates may increase or liquidate a portion of those holdings at any time before, during or after the term of the notes. This activity may affect the amount payable at maturity or the market value of the notes in a manner that would be adverse to your investment in the notes. Depending on, among other things, future market conditions, the aggregate amount and the composition of those hedge positions are likely to vary over time. In addition, we or any of our affiliates may purchase or otherwise acquire a long or short position in the notes. We or any of our affiliates may hold or resell any such position in the notes.

Risk Factors

The notes may be subject to an investor fee and other costs.

The notes may be subject to an investor fee and other costs as specified in the applicable pricing supplement. Because the investor fee and any applicable costs reduce the amount of your return at maturity or at the payment or settlement date, as applicable, the value of the relevant reference asset must increase significantly in order for you to receive at least the principal amount of your investment at maturity or upon redemption. If the value of the reference asset decreases or does not increase sufficiently to offset the investor fee and any applicable costs, you may receive less than the principal amount of your investment at maturity or upon redemption.

Research reports and other transactions may create conflicts of interest between you and us.

We or one or more of our affiliates have published, and may in the future publish, research reports relating to the reference assets or any of their components. The views expressed in this research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any of these activities may affect the levels, values or prices of the reference assets or their components and, therefore, the market value of the notes. Moreover, other professionals who deal in these markets may at any time have views that differ significantly from ours. In connection with your purchase of the notes, you should investigate the reference asset and not rely on our views with respect to future movements in the reference assets and their components.

We or any of our affiliates also may issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns indexed to the reference asset. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the notes.

We and our affiliates, at present or in the future, may engage in business relating to the person or organization responsible for calculating, publishing or maintaining the reference assets, which we refer to as the “sponsor” of the reference asset. In addition, we or our affiliates may engage in business relating to any components of the reference assets, including making loans to, equity investments in, or providing investment banking, asset management or other advisory services to the respective sponsor or issuer. In connection with these activities, we may receive information pertinent to the reference assets or their components that we will not divulge to you.

We cannot control actions by the sponsors or issuers of the reference assets.

Actions by any sponsor or issuer of the reference asset may have an adverse effect on the price of the reference asset and therefore on the market value of the notes. Unless otherwise specified in the applicable pricing supplement, no sponsor or issuer will be involved with the administration, marketing or trading of the notes and no sponsor will have any obligations with respect to the amounts to be paid or delivered to you, including on any interest payment date or on the maturity date of the notes, as applicable, or to consider your interests as an owner of notes when it takes any actions that might affect the market value of the notes. No sponsor will receive any of the proceeds of any note offering and no sponsor or issuer will be responsible for, or have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued.

Unless otherwise specified in the applicable pricing supplement, we will not be affiliated with any sponsors or issuers of the reference assets (except for the licensing arrangements, if any, discussed in this prospectus supplement, the applicable pricing supplement or any index supplement), and we have no

Risk Factors

ability to control or predict their actions. These actions could include mergers or tender offers in the case of reference assets consisting of securities or errors in information disclosed by a sponsor of an index or an issuer of an equity security or any discontinuance by such sponsor or issuer of that disclosure. However, we may currently, or in the future, engage in business with the sponsors or issuers. Neither we, nor any of our affiliates, including the agent, assume any responsibility for the adequacy or accuracy of any publicly available information about the sponsors or issuers of the reference assets, whether the information is contained in the pricing supplement or otherwise. You should make your own investigation into the reference assets and their sponsors or issuers.

No research recommendation on your notes.

Although UBS or one or more of our affiliates may publish research on, or assign a research recommendation to, other financial products linked to the performance of any of the reference assets, neither UBS, nor any of its subsidiaries or affiliates publishes research on, or assigns a research recommendation to, your notes.

You have no recourse to the sponsor or issuer of the reference asset or any components of the reference asset.

Your investment in the notes will not give you any rights against any sponsor or any issuer of the reference asset or any components of the reference asset, including any sponsor that may determine or publish the level, value or price of the reference asset and any issuer that may otherwise affect the level, value or price of the reference asset.

Changes in methodology of the sponsor of a certain reference asset, or changes in laws or regulations, may affect the market value of the notes, the payment of principal, interest or other amounts payable on your notes.

The sponsor of a reference asset may have the ability from time to time to change any rule or bylaw or take emergency action under its rules, any of which could affect the level, value or price of the reference asset or a component of the reference asset. Any change of that kind which causes a change in the level, value or price of the reference asset could adversely affect the market value of the notes, as well as the amount of principal, interest or other amounts payable on your notes.

In addition, levels, values or prices of the reference assets could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on any reference asset) by one or more governments, governmental agencies or instrumentalities, courts or other official bodies. For example, direct or indirect government intervention may restrict the issuance or trading of notes, such as your notes, linked to the value of international notes (or indices relating to those notes). Governments may also seek to regulate not only the reference assets linked to your note but also derivative instruments based on the reference assets, which can affect the value of such reference assets. Any of these events could adversely affect the level, value or price of the reference asset and, correspondingly, could adversely affect the market value of the notes, as well as the amount of principal, interest or other amounts payable on your notes.

Risk Factors

Any of the indices comprising the reference assets may be discontinued; the manner in which the reference assets are calculated may change in the future and the instruments comprising the components of the indices, or their respective weights, may change.

There can be no assurances that the reference assets will continue or the method by which the reference assets are calculated will remain unchanged. Changes in the method by which the reference assets are calculated could change the level of the reference asset and, as a consequence, adversely affect the amount of principal, interest or any other amounts payable on your notes and the market value of your notes. In addition, if the reference asset is discontinued or altered, a substitute index may be employed to calculate the amount of principal, interest or any other amounts payable on your notes. This substitution may adversely affect the market value of the notes.

Further, the sponsors of reference assets that are indices can add, delete or substitute the instruments comprising the components of the reference assets or make other methodological changes that could adversely change the levels of the reference assets and, therefore, the market value of the notes. You should realize that changes in the components of the reference asset may affect the reference asset, as a newly added instrument or instruments may perform significantly better or worse than the instrument or instruments it replaces. We have no control over the way the reference assets are calculated by the sponsors.

Any discontinuance or suspension of calculation or publication of the closing level or price of the reference asset may adversely affect the market value of the notes and the amount you will receive at maturity of the notes.

If the calculation or publication of the closing level or price of the reference asset is discontinued or suspended, and the discontinuance or suspension is continuing on a valuation date, it may become difficult for the calculation agent to determine accurately the level or price for that respective date and the amount of interest or other amounts payable or deliverable determined on such date. If the discontinuance or suspension is continuing on the final valuation date, final observation date or final averaging date (collectively referred to herein as the “final valuation date” and described under “Certain Features of the Notes — Final Valuation Date, Final Observation Date or Final Averaging Date”), it may become difficult for the calculation agent to determine accurately the amount of interest or amounts payable at maturity of the notes. In these situations, the calculation agent will follow a substitute procedure to determine the most appropriate payment or settlement value as described in this prospectus supplement or in the applicable pricing supplement.

Additional Risks Relating to Notes Based on a Basket Comprised of More Than One Reference Asset

The basket may not be a recognized market index and may not accurately reflect global market performance.

The basket may not be a recognized market index and may be created solely for purposes of the offering of the notes and calculated solely during the term of the notes. In that instance, the level of the basket and, therefore, its performance will not be published as a separate index during the term of the notes. A basket might not be reflective of any particular market sector or economic measure but may instead represent a particular exposure created in connection with the particular offering of notes.

Risks associated with the basket may adversely affect the market price of the notes.

Because the notes may be linked to changes in the values of a limited number of reference assets, the basket may be less diversified than funds or portfolios investing in broader markets and, therefore, could

Risk Factors

experience greater volatility. An investment in these notes may carry risks similar to a concentrated investment in a limited number of industries or sectors. Baskets may also have weightings or methodologies that differ from those of indices and that could adversely affect the value of the baskets and of the related notes.

The components of the reference assets and the reference assets comprising the basket may not move in tandem; and gains in one such instrument may be offset by declines in another such instrument.

Price movements in the components of the reference assets and the reference assets comprising the basket may not move in tandem with each other. At a time when the level, value or price of one or more of those instruments increases, the level, value or price of one or more of the other of those instruments may decline. Therefore, increases in the level, value or price of one or more of the components of the reference asset and the reference assets comprising the basket may be moderated, or wholly offset, by lesser increases or declines in the level, value or price of one or more of the other components of the reference asset and the reference assets comprising the basket.

The basket may be highly concentrated in one or more geographic regions, industries or economic sectors.

The notes are subject to the downside risk of an investment in the basket, which may be highly concentrated in indices or other instruments representing a particular geographic region, industry or economic sector. These include the risks that the levels, values or prices of other assets in these geographic regions, industries or economic sectors or the prices of securities or other components of the reference asset and the reference assets comprising the basket may decline, thereby adversely affecting the market value of the notes. If the basket is concentrated in a geographic region, an industry or group of industries or a particular economic sector, the notes also will be concentrated in that industry or group of industries or economic sector.

For example, a financial crisis could erupt in a particular geographic region, industry or economic sector and lead to sharp declines in the currencies, stock markets and other asset prices in that geographic region, industry or economic sector, threatening the particular financial systems, disrupting economies and causing political upheaval. A financial crisis or other event in any geographic region, industry or economic sector could have a negative impact on some or all of the reference assets and the basket and, consequently, the market value of the notes may be adversely affected.

The correlation among the components comprising the basket may change.

Correlation is the term used to describe the relationship between the percentage change among the components comprising a basket. Changes in the correlation may adversely affect the market value of the notes.

Additional Risks Relating to Notes with More Than One Reference Asset, Where the Performance of the Note Is Based on the Performance of Only One Reference Asset

Although the notes may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset.

While the notes may initially be linked to more than one reference asset, the amount of return, if any, may be based on the performance of only one reference asset. For example, the note may be linked to the

Risk Factors

reference asset that has exhibited the greatest percentage price decline or the lowest percentage price increase (if the final price of each reference asset is greater than its respective initial price). In either case, gains in any of the other reference assets will be irrelevant. Further, if the notes are linked to the worst performing reference asset among multiple reference assets, there may be a greater risk of your notes being linked to a poor performing reference asset, and therefore a greater risk of you receiving no return in excess of your initial investment.

Additional Risks Relating to Notes with a Maximum Return, Maximum Rate, Ceiling or Cap

Your gain on the notes on any coupon or interest payment date, at maturity or at the payment or settlement date, as applicable, will be limited to the maximum return, maximum rate, ceiling or cap.

Your payment or settlement on any coupon or interest payment date, at maturity or at the payment or settlement date, as applicable, is based on the return of the reference asset, which may be subject to the maximum return, maximum rate, ceiling or cap (collectively referred to herein as a “maximum return” and described under “Certain Features of the Notes — Maximum Return, Maximum Rate, Ceiling or Cap” below). The maximum coupon or interest payment on any note, in the event that the maximum rate is applicable, will be calculated as described in the applicable pricing supplement. The maximum payment at maturity for each note, in the event that the maximum return is applicable, will be the sum of (1) the principal amount of the note and (2) the product of the principal amount of the note and the maximum return, regardless of the positive percentage increase of the reference asset or any of its components.

Additional Risks Relating to Notes Which Contain a Multiplier

Changes in the levels, values and prices of the reference assets will intensify any changes to the reference asset.

If the interest or any other amounts payable on the notes is dependent on a multiplier, movements in the levels, values and prices of reference assets during the term of the notes will be intensified. As a result, small changes in any of the reference assets are expected to have a greater effect than notes without a multiplier.

Additional Risks Relating to Notes Which We May Call or Redeem (Automatically or Otherwise)

Market factors may influence whether we exercise our right to call or redeem the notes prior to their scheduled maturity or prior to the relevant exercise date or period, as applicable.

It is possible that we will call or redeem the notes prior to the maturity date or prior to the exercise date or period, as applicable. If the notes are redeemed prior to their maturity date or prior to the exercise date or period, as applicable, you may be subject to reinvestment rate risk whereby it is likely that you will be unable to invest in notes with similar risk and yield as the notes. Your ability to realize market value appreciation is limited by our right to call the notes prior to the maturity date or prior to the exercise date or period, as applicable.

Risk Factors

If subject to an automatic call, the appreciation potential of the notes is limited.

Any gain on the notes will be limited to the call premium, if any, applicable to the review date on which the notes are called, regardless of the appreciation of the reference asset, which may be greater than the applicable call premium. In addition, the automatic call feature of the notes may shorten the term of your investment.

Changes in tax law and other specified laws may cause us to redeem the notes prior to the maturity date.

We may redeem the notes prior to their maturity date if a change in or amendment to tax laws and regulations requires us to pay additional amounts in respect of the principal, interest or any other amounts payable on the notes. See “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus for more information. The redemption price will be equal to 100% of the principal amount on the notes being redeemed together with any accrued but unpaid interest. In addition, we may also specify in the relevant pricing supplement or free writing prospectus other circumstances involving a change in or amendment to laws and regulations that may entitle us to redeem the notes prior to their maturity. If the notes are redeemed, you may only be able to reinvest the redemption proceeds in notes with a lower yield.

Additional Risks Relating to Notes That Pay No Interest

Your yield may be lower than the yield on a standard debt security of comparable maturity.

You will not generally receive periodic payments of interest on the notes as there would be on a conventional fixed rate or floating rate debt security having the same maturity date and issuance date as the notes. The effective yield to maturity of the notes may therefore be less than that which would be payable on that type of conventional debt security. Therefore, the return of each note at maturity may not compensate you for any opportunity cost implied by inflation and other factors relating to the time value of money.

Additional Risks Relating to Notes with a Reference Asset That Is a Floating Interest Rate, an Index Containing Floating Interest Rates or Based in Part on a Floating Interest Rate

You may receive a lesser amount of interest in the future.

Because the reference asset will be comprised of or based in part on a floating interest rate, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile in recent years and could remain volatile in the future.

The interest rate may be below the rate otherwise payable on similar notes with a floating interest rate issued by us or another issuer with the same credit rating.

Because the reference asset will be comprised of or based in part on a floating interest rate, you may receive a rate of interest that is less than the rate of interest on debt securities with the same maturity issued by us or an issuer with the same credit rating.

Risk Factors

The notes may be subject to a maximum interest rate, which will limit your return.

If the reference asset is comprised of or based in part on a floating interest rate, the notes may be subject to a specified maximum interest rate. The rate of interest that will accrue will never exceed the maximum rate permitted by New York law, as modified by federal law.

If the notes contain a coupon conversion right, our exercise of that right will depend on market interest rates.

Whether or not we exercise a coupon conversion right (described in “Certain Features of the Notes” below) will depend on movements in market interest rates compared to the applicable reference asset. We will exercise the coupon conversion right and elect to cease accreting and compounding interest in favor of paying interest to you on a periodic basis without compounding, at our sole discretion. If we exercise our coupon conversion right, you may not be able to reinvest any interest we pay to you at a rate equal to the applicable reference asset.

The interest rate on the notes could be zero.

We have no control over fluctuations in the levels of the reference assets. If the interest payments depend on a formula that uses the reference asset as a variable, certain values of the reference asset may result in a calculation that equals zero. In that case, no interest may accrue for the related interest period.

Additional Risks Relating to Digital Notes

You will not participate in any appreciation in the value of the reference asset.

Some notes, which are sometimes referred to as “digital notes,” are notes that pay interest, if any, at maturity or on a periodic basis and that do not reflect the extent to which a reference asset appreciates. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. For example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. In this case, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

Additional Risk Factor Relating to Floating Rate Conversion Notes

We have the right to convert the notes to a fixed interest rate.

Beginning on a date specified in the applicable pricing supplement and on the other specified dates thereafter, we will have the sole right to decide whether to exercise our coupon conversion right and our decision may depend on movements in market interest rates compared to the fixed interest rate that would apply to the notes if we exercised our coupon conversion right and the floating reference rate. We would be more likely to exercise our coupon conversion right and pay the fixed interest rate if the floating interest has been and is likely to be greater than the fixed interest rate for the remainder of the term of the notes. If we were to elect to exercise our conversion coupon right, you would not receive the potentially higher floating interest rates for the remaining term of the notes and the value of the notes would likely decline as a result.

Description of the Medium-Term Notes, Series A

Currency of Notes

Amounts that become due and payable on your notes in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units (“specified currencies”) specified in the applicable pricing supplement. The specified currency for your notes will be U.S. dollars, unless your pricing supplement states otherwise. Some notes may have different specified currencies for principal, interest or other amounts payable on your notes. We will make payments on your notes in the specified currency, except as described in the accompanying prospectus. Before you purchase any notes payable in a non-U.S. dollar currency, composite currency, basket of currencies or currency unit or units, as described in your pricing supplement, you should read carefully the section entitled “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” in the accompanying prospectus.

Calculations and Calculation Agent

Any calculations relating to the notes will be made by the calculation agent, an institution that we appoint as our agent for this purpose. Unless otherwise specified in the applicable pricing supplement, UBS Securities LLC, an affiliate of UBS, will act as calculation agent. We may appoint a different institution, including any other of our affiliates, to serve as calculation agent from time to time after the original issue date of the note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

The calculation agent will, in its sole discretion, make all determinations regarding the amount payable in respect of your notes at maturity, the price, value or level of the reference asset, market disruption events, early redemption events, business days, the maturity date, any optional redemption date, the interest rate and any other calculations or determinations to be made by the calculation agent. If the calculation agent is UBS Securities LLC or any other affiliate of UBS, the calculation agent is obligated to carry out its duties and functions as calculation agent in good faith and using reasonable judgment. If the calculation agent uses its discretion to make a determination, the calculation agent will notify the trustee in writing who will, to the extent it is required to under the debt indenture, notify each holder, or in the case of global notes, the depositary, as holder of the global notes. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Generally, percentages resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the next higher or lower ten-thousandth of a percentage point, e.g., 8.76541% (or .0876541) being rounded down to 8.7654% (or .087654) and 8.76545% (or .0876545) being rounded up to 8.7655% (or .087655), with the following exceptions: inflation rates will be rounded to two decimal points, except for interest rates derived by means of a multiplier; and floating interest rates are generally rounded to the same number of decimal points as the underlying base rate. All amounts used in or resulting from any calculation relating to a note will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent, one-half of a corresponding hundredth of a unit or one-half of a hundred-thousandth of a unit or more being rounded upward.

In determining the price, value or level of a reference asset that applies to a note during a particular interest or other period, the calculation agent may obtain quotes from various banks or dealers active in

Description of the Medium-Term Notes, Series A

the relevant market, as described under “Reference Assets” below. Those reference banks, dealers, reference asset sponsors or information providers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant notes and its affiliates, and they may include UBS AG or its affiliates.

Terms Specified in a Pricing Supplement

The following contains a partial listing of the information and terms of a note offering which may be included in a pricing supplement:

➢	initial public offering price,

➢	the reference asset and a description thereof,

➢	to the extent that the reference asset is an index or a basket, a description of the components thereof,

➢	ticker symbol or other identification of the reference asset,

➢	stated principal amount,

➢	the initial valuation date or other date on which the notes price,

➢	settlement date and original issue date,

➢	valuation dates, observation dates or averaging dates, if any,

➢	maturity date and any terms related to any extension of the maturity date not otherwise set forth in this prospectus supplement,

➢	agents’ commission or discount, if any,

➢	to the extent that the reference asset is based on multiple indices or assets, the relative weighting of each index or asset comprising the reference asset,

➢	maximum return, if any,

➢	maximum loss, if any, provided that in some instances, the maximum loss will be determined based on a formula or other method as described in the applicable pricing supplement,

➢	initial level, value or price of the reference asset,

➢	upside leverage factor or participation rate, if any,

➢	downside leverage factor, if any,

➢	payment at maturity, including the formula or method of calculation and the relevant reference assets, if any, and any applicable investor fee deducted from such payment,

➢	business day, business day convention and day count convention,

➢	CUSIP and/or ISIN number,

➢	reissuances or reopened issues of the notes,

➢	denominations of the notes if other than $1,000 and multiples thereof,

➢	issue price and variable price offer,

➢

early redemption option, optional redemption dates and redemption price, if any, which we describe under “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus,

Description of the Medium-Term Notes, Series A

➢	repayment at the option of the note holder, if any, which we describe under “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus,

➢	special requirements for optional repayment of global notes, if any,

➢	the specified currency and the currency in which the interest will be payable if not U.S. dollars,

➢	if your notes are fixed rate notes, the annual rate at which your notes will bear interest, if any, and the interest payment dates,

➢

if your notes are floating rate notes, the interest rate basis, which may be one of the base rates described in “Reference Assets — Floating Interest Rates” below or any other rate as specified in the applicable pricing supplement; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; if the interest rate basis for your notes is the CMT rate, the designated CMT Reuters screen page; if the interest rate basis for your notes is the federal funds rate, whether the federal funds rate will be determined by reference to the federal funds (effective) rate or the federal funds open rate; the business day convention; and the interest reset, determination, calculation and payment dates, all of which we describe under “Reference Assets — Floating Interest Rates” below,

➢

if your notes are floating rate conversion notes, the floating interest rate information specified in the sub-paragraph above, the fixed rate to which the interest rate may be converted and the dates on which we may exercise our coupon conversion right, and

➢	any other applicable terms.

Terms of the Notes

Please note that the information about the price to the public and net proceeds to UBS AG in the applicable pricing supplement relates only to the initial sale of the notes. If you have purchased the notes in a purchase/resale transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the notes in more detail below.

To the extent the amounts payable on the notes are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in the applicable pricing supplement to account for such reference asset or formula.

Payment at Maturity

The applicable pricing supplement will detail the payment at maturity. The payment at maturity may be based on movements in the price, value or level or other events relating to one or more reference assets, and if so, the formula or method of calculation and the relevant reference assets will be specified in the applicable pricing supplement.

Interest

The applicable pricing supplement will specify whether the notes bear interest. If applicable, interest will accrue on the notes from the original issue date or any other date specified in the applicable pricing supplement either at a fixed rate or floating rate or at a rate based on a reference asset as specified in the applicable pricing supplement. See “Interest Mechanics” below.

Original Issue Discount Notes

A note may be an original issue discount note. A note of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount note may be a zero coupon note. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Tax Considerations — Taxation of Debt Securities — Original Issue Discount” in the accompanying prospectus for a brief description of the U.S. federal income tax consequences of owning an original issue discount note.

Issue Price and Variable Price Offer

The notes may be issued at a fixed price (such as par) or as part of a “variable price offer” in which the notes are sold in one or more negotiated transactions (at prices that may be different than par). Sales pursuant to a variable price offer may occur at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. The notes may be sold at a discount and the redemption price may equal 100% or some other percentage of par. The applicable pricing supplement will specify the issue price or the maximum issue price.

Maturity Date

The maturity date will be specified in the applicable pricing supplement and may be subject to postponement, as described below. Unless the applicable pricing supplement otherwise provides, if the

Terms of the Notes

final valuation date is postponed due to the occurrence or continuance of a market disruption event as described below and occurs on a day which is less than two business days prior to the maturity date, then the maturity date will be the second business day following that date. The calculation agent may postpone the final valuation date — and therefore the maturity date — if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events for the different reference asset classes under “Reference Assets.” See “Certain Features of the Notes — Final Valuation Date, Final Observation Date or Final Averaging Date.” If the final valuation date is postponed because it is not a scheduled trading day, then the maturity date will be postponed so that the number of business days between the final valuation date (as postponed) and the maturity date (as postponed) remains the same.

In the event that the maturity date is postponed as described above, the related payment of interest, principal and any other amounts payable on the notes at maturity will be made, without additional interest, on the postponed maturity date.

Reissuances or Reopened Issues

Under some limited circumstances, and at our sole discretion, we may “reopen” or reissue certain issuances of notes. These further issuances, if any, will be consolidated to form a single class with the originally issued notes and will have the same CUSIP or ISIN number and will trade interchangeably with the notes immediately upon settlement. Any additional issuances will increase the aggregate principal amount of the outstanding notes of the class, plus the aggregate principal amount of any notes bearing the same CUSIP or ISIN number that are issued pursuant to any future issuances of notes bearing the same CUSIP or ISIN number. The price of any additional offering will be determined at the time of pricing of that offering.

We intend to comply with the requirements under the Treasury regulations governing “qualified reopenings,” and we will therefore treat any additional offerings of notes as part of the same issue as the notes for U.S. federal income tax purposes. Accordingly, for purposes of the Treasury regulations governing original issue discount on debt instruments, we will treat any additional offerings of notes as having the same original issue date, the same issue price and, with respect to holders, the same adjusted issue price as the notes.

Business Days

One or more of the following business day definitions may apply to any note, as specified in the applicable pricing supplement:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of any note for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Terms of the Notes

“U.S. government securities business day” means any day except for a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Additional business days not defined above may apply to any note and will be described in the applicable pricing supplement.

Business Day Conventions

As specified in your pricing supplement, one of the following business day conventions may apply to any note with regard to any relevant date:

Following Business Day Convention: For any interest payment date, including the interest payment date that falls on the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

Modified Following Business Day Convention: For any interest payment date, including the interest payment date that falls on the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

For the Following Business Day Convention and the Modified Following Business Day convention, if the stated maturity date or any earlier redemption or repayment date with respect to any note falls on a day that is not a business day, then the stated maturity, earlier redemption date or earlier repayment date will be adjusted in accordance with the applicable business day convention and any payment of principal, premium, if any, and interest otherwise due on such day will be made on the adjusted maturity date, redemption date or repayment date.

Following Unadjusted Business Day Convention: For any interest payment date that falls on a day that is not a business day, including the interest payment date that falls on the maturity, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed.

For the Following Unadjusted Business Day Convention, if the stated maturity date or any earlier redemption or repayment date with respect to any note falls on a day that is not a business day, then any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity date, redemption date or repayment date, as the case may be.

Modified Following Unadjusted Business Day Convention: For any interest payment date that falls on a day that is not a business day, including the interest payment date that falls on the maturity, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date.

Terms of the Notes

For the Modified Following Unadjusted Business Day Convention, if the stated maturity date or any earlier redemption or repayment date with respect to any note falls on a day that is not a business day, then any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity date, redemption date or repayment date, as the case may be, except if such day would fall in the next succeeding calendar month, in which case the date of payment with respect to such stated maturity date, redemption date or repayment date will be advanced to the business day immediately preceding such stated maturity date, redemption date or repayment date. See also “Description of Debt Securities We May Offer — Payment When Offices Are Closed” in the accompanying prospectus.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the notes.

Review Dates

If the notes are callable (see “Description of Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus and “Certain Features of the Notes — Autocallable Notes” below), the review dates will be detailed in the applicable pricing supplement and are subject to postponement in the event of certain market disruption events.

If a review date (including the final review date) is not a scheduled trading day or if there is a market disruption event on that day, and unless the applicable pricing supplement specifies otherwise, the applicable review date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the review date be postponed by more than five scheduled trading days. If the closing level or price of the reference asset is not available on the last possible review date either because of a market disruption event or for any other reason, the calculation agent will make an estimate of the closing level or price for each reference asset for that review date that would have prevailed in the absence of the market disruption event.

If, due to a market disruption event or otherwise, a review date (other than the final review date) is postponed so that it falls less than five business days (unless otherwise specified in the applicable pricing supplement) prior to any relevant scheduled call dates or relevant redemption dates, the date on which the call price for that review date will be paid, if any, will be the fifth business day following the review date as postponed, unless otherwise specified in the applicable pricing supplement.

Survivor’s Option

If specified in the applicable pricing supplement, the notes may have the benefit of a survivor’s option. If so specified, following the death of the beneficial owner of a note, so long as that note was owned by that beneficial owner or the estate of that beneficial owner for at least six months prior to the request, if requested by the authorized representative of the beneficial owner of that note (subject to the limitations described below), we agree to redeem any notes prior to the stated maturity unless the notes:

➢	have been previously redeemed or otherwise repaid, or

Terms of the Notes

➢

have been declared due and payable before their stated maturity by reason of an event of default under the debt indenture, as more fully described in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default.”

Upon the valid exercise of the option to request repayment described in the preceding paragraph (Survivor’s Option) and the proper tender of that note for repayment (subject to the limitations described below), we will redeem that note, in whole or in part (but in amounts of not less than $1,000), at a price equal to 100% of the principal amount of the note plus any unpaid interest accrued to (but excluding) the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has:

➢

authority to act on behalf of the deceased beneficial owner of the note, including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner, under the laws of the applicable jurisdiction, and

➢	the right to sell, transfer or otherwise dispose of an interest in a note and the right to receive the proceeds from the note, as well as the principal and interest payable to the holder of the note.

The following will be deemed the death of a beneficial owner of a note, and the entire principal amount of the note so held will be subject to redemption by us upon request (with the limitations described below):

➢

death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, a tenant in common with the deceased holder’s spouse or a tenant in common with a person other than such deceased person’s spouse;

➢

death of a person who at the time of his or her death was a beneficiary of a revocable or irrevocable trust that holds a beneficial ownership interest in a note may be deemed the death of a beneficial owner of that note, if such beneficial trust interest can be established to our satisfaction; and

➢

death of a person who, at the time of his or her death, was entitled to substantially all of the beneficial ownership interests in a note regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to our satisfaction.

In addition, a beneficial ownership interest will be deemed to exist:

➢

in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife; and

➢	in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note at the time of his or her death.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives:

➢

of all deceased beneficial owners in any calendar year to an amount equal to 2% of the principal amount of all outstanding notes offered by this pricing supplement as of the end of the most recent calendar year (two percent aggregate limitation); and

Terms of the Notes

➢	of any individual deceased beneficial owner of notes to $250,000 in any calendar year ($250,000 limitation).

In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts of $1,000 and integral multiples of $1,000 in excess thereof.

We may, at our option and pursuant to the exercise of the Survivor’s Option, redeem interests of any deceased beneficial owner in the notes in any calendar year in excess of the $250,000 limitation. Any optional redemption by us of this kind, to the extent it exceeds the $250,000 limitation for any deceased beneficial owner, will not be included in the computation of the two percent aggregate limitation for redemption of the notes for that or any other calendar year.

We may also, at our option and pursuant to the exercise of the Survivor’s Option, redeem interests of deceased beneficial owners in the notes in any calendar year in an aggregate principal amount exceeding the two percent aggregate limitation. Any optional redemption by us of this kind, to the extent it exceeds the two percent aggregate limitation, will not be considered in calculating the two percent aggregate limitation for any other calendar year.

Furthermore, any optional redemption with respect to a deceased beneficial owner’s interest in the notes is inapplicable with respect to any other deceased beneficial owner’s interest in the notes. In other words, we may waive any applicable limitations with respect to a deceased beneficial owner but not make the same or similar waivers with respect to other deceased beneficial owners.

Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the Trustee, except for any note the acceptance of which would contravene either the two percent aggregate limitation or the $250,000 limitation. Upon any determination by us to redeem notes in excess of the $250,000 limitation or the two percent aggregate limitation, notes will be redeemed in the order of receipt of redemption requests by the Trustee. Each tendered note that is not accepted in any calendar year due to the application of either the two percent aggregate limitation or the $250,000 limitation will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered.

Notes accepted for repayment through the exercise of the Survivor’s Option will be redeemed on the earlier of the interest payment date that occurs 60 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is May 15, 2012, and interest on that note is paid semi-annually on June 30 and December 30, we would normally, at our option, repay that note on the interest payment date occurring on December 30, 2012, because the June 30, 2012 interest payment date would occur less than 60 days from the date of acceptance. Any redemption request may be withdrawn by the person(s) presenting the request upon delivery of a written request for withdrawal given by the participant on behalf of the person(s) to the Trustee not less than 30 days before the redemption date. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the Trustee will deliver a notice by first-class mail to the participant through whom the note was tendered that states the reason, as determined by us, that note has not been accepted for redemption.

With respect to notes represented by a global note, DTC or its nominee will be the depositary and is treated as the holder of the notes and the institution that has an account with the depositary of the notes is referred to as the “participant”.

Terms of the Notes

To obtain redemption pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the participant in DTC through which the beneficial interest in the note is held by the deceased beneficial owner:

➢

a written request for redemption signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Institution Regulatory Authority, Inc. (FINRA) or a commercial bank or trust company having an office or correspondent in the United States and a written instruction to notify the Trustee of the authorized representative’s desire to obtain redemption pursuant to exercise of the Survivor’s Option;

➢	appropriate evidence satisfactory to us:

(a)	that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate for at least six months prior to the request for redemption,

(b)	that the death of the beneficial owner has occurred,

(c)	of the date of death of the beneficial owner, and

(d)	that the representative has authority to act on behalf of the beneficial owner;

➢	if applicable, a properly executed assignment or endorsement;

➢	tax waivers and any other instruments or documents that we reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment;

➢

any additional information we reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the redemption of the note; and

➢	if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us from the nominee attesting to the deceased’s beneficial ownership of such note.

After the representative provides the information to the participant, the participant will then deliver each of these items to the Trustee, and to the administrator of the Survivor’s Option on our behalf, together with evidence satisfactory to us from the participant stating that it represents the deceased beneficial owner. The participant will then need to deliver to the Trustee a request for redemption substantially in the form attached as Annex B to this prospectus supplement. The administrator will be specified in the applicable pricing supplement.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

Subject to arrangements with the depositary, payment for interests in the notes to be redeemed will be made to the depositary in the aggregate principal amount specified in the redemption requests submitted to the Trustee by the depositary that are to be fulfilled in connection with the payment upon presentation of the notes to the Trustee for redemption.

Additional redemption request forms for the exercise of the Survivor’s Option may be obtained from the Trustee at 100 Wall Street, Suite 1600, New York, New York 10005.

Terms of the Notes

During any time in which the notes are not represented by a global note and are issued in definitive form:

➢	all references in this section of the prospectus supplement to participants and the depositary, including the depositary’s governing rules, regulations and procedures, will be deemed inapplicable;

➢

all determinations that the participants are required to make as described in this section will be made by us, including, without limitation, determining whether the applicable decedent is in fact the beneficial owner of the interest in the notes to be redeemed or is in fact deceased and whether the representative is duly authorized to request redemption on behalf of the applicable beneficial owner; and

➢	all redemption requests, to be effective, must:

➢	be delivered by the representative to the Trustee, with a copy to us;

➢

be in the form of the attached redemption request with appropriate changes agreed to by us to reflect the fact that the redemption request is being executed by a representative, including provision for signature guarantees; and

➢

be accompanied by the note that is the subject of the redemption request or, if applicable, a properly executed assignment or endorsement, in addition to all documents that are otherwise required to accompany a redemption request. If the record holder of the note is a nominee of the deceased beneficial owner, a certificate or letter from the nominee attesting to the deceased’s ownership of a beneficial interest in the note must also be delivered.

Should I Exercise the Survivor’s Option If I Can Do So?

Whether you should exercise Survivor’s Option if you meet the eligibility requirements to do is a decision you will need to make in consultation with your financial adviser, after considering all the facts and circumstances of your situation. Another consideration that you may wish to take into account is the then-current secondary market for your notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the notes although they are not required to do so and may stop making a market at any time. Depending on the type of note you hold and prevailing market conditions at the time you are considering your exercise of the Survivor’s Option, in some circumstances the value of the notes may be greater than their principal amount plus any accrued and unpaid interest. Accordingly, you should contact your financial advisor or broker to determine the then-current market price of the notes in order to determine whether to sell the notes to UBS or another market participant instead of redeeming the notes at the principal amount plus accrued and unpaid interest, if any, pursuant to a request to exercise the Survivor’s Option.

Interest Mechanics

How Interest Is Calculated

Fixed Rated Notes

A note of this type will bear interest at a fixed rate described in the applicable pricing supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “Terms of the Notes — Original Issue Discount Notes” above for more information about zero coupon and other original issue discount notes.

Each fixed rate note, except any zero coupon note, will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed rate note at the fixed yearly rate stated in the applicable pricing supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. The applicable pricing supplement will describe the interest periods and relevant interest payment dates on which interest on fixed rate notes will be payable. Unless specified otherwise in the applicable pricing supplement, we will compute interest on fixed rate notes on the basis of a 360-day year of twelve 30-day months (30/360). We will pay interest on each interest payment date and at maturity as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities.”

Floating Rate Notes

A note of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your note is a floating rate note, the formula and any adjustments that apply to the interest rate will be specified in the applicable pricing supplement.

Each floating rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt note at the yearly rate determined according to the interest rate formula stated in the applicable pricing supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities.”

For floating rate notes, the calculation agent will determine, on the corresponding calculation or interest determination date, as described below, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the principal amount of the floating rate note by an accrued interest factor for the interest period. This factor will be determined in accordance with the day count convention specified in your pricing supplement, including the following:

If 1/1 is specified, the accrued interest factor will be 1.

Interest Mechanics

If Actual/Actual, Actual/Actual (ISDA), Act/Act or Act/Act (ISDA) is specified, the accrued interest factor will be the actual number of days in the interest period in respect of which payment is being made divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (i) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (ii) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365).

If Actual/Actual (ICMA) or Act/Act (ICMA) is specified, the accrued interest factor will be a fraction equal to “number of days accrued/number of days in year”, as such terms are used in Rule 251 of the statutes, by-laws, rules and recommendations of the International Capital Market Association (the “ICMA Rule Book”), calculated in accordance with Rule 251 of the ICMA Rule Book as applied to non-U.S. dollar denominated straight and convertible bonds issued after December 31, 1998, as though the interest coupon on a bond were being calculated for a coupon period corresponding to the interest period in respect of which payment is being made.

If Actual/365 (Fixed), Act/365 (Fixed), A/365 (Fixed) or A/365F is specified, the accrued interest factor will be the actual number of days in the interest period in respect of which payment is being made divided by 365.

If Actual/360, Act/360 or A/360 is specified, the accrued interest factor will be the actual number of days in the interest period in respect of which payment is being made divided by 360.

If 30/360, 360/360 or Bond Basis is specified, the accrued interest factor will be the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)

                                         360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2 ” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

Interest Mechanics

If 30E/360 or Eurobond Basis is specified, the accrued interest factor will be the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)

                                         360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2 ” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31, in which case D2 will be 30.

If 30E/360 (ISDA) is specified, the accrued interest factor will be the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)

                                         360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless (i) that day is the last day of February but not the maturity date or (ii) such number would be 31, in which case D2 will be 30.

Interest Mechanics

Regular Record Dates for Interest

Global Notes

In the event that the notes are issued as “global notes,” the ultimate beneficial owners of the notes are indirect holders and interest will be paid to the person in whose name the notes are registered at the close of business on the regular record date before each interest payment date. Unless the applicable pricing supplement otherwise provides, the regular record date relating to an interest payment date for the notes issued as “global notes” will be the fifth business day prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Non-Global Notes

The regular record date relating to an interest payment date for the notes issued in non-global, registered form will be the date 15 business days prior to the interest payment date, whether or not that interest payment date is a business day; provided that for an interest payment date that is also the maturity date, the interest payable on that interest payment date will be payable to the person to whom the principal is payable. If the interest payment date is also a day on which principal is due, the interest payable will include interest accrued to, but excluding, the maturity date. If a note is issued between a record date and an interest payment date, the first interest payment will be made on the next succeeding interest payment date. For the purpose of determining the holder at the close of business on a regular record date, the close of business will mean 5:00 p.m., New York City time, on that day. See “Description of Debt Securities We May Offer — Form, Exchange and Transfer of Debt Securities” and “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

How Floating Interest Rates Are Reset

If so specified in the applicable pricing supplement, the interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the applicable base rate specified in the applicable pricing supplement. We refer to this rate as the “initial base rate.” The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semi-annually or annually. This period is the “interest reset period.” Unless otherwise specified in the applicable pricing supplement, the first day of each interest reset period after the initial interest reset period will be the “interest reset date.” If the initial interest rate is not specified in the applicable pricing supplement, the original issue date will be treated as the first interest reset date.

Except as otherwise specified in the applicable pricing supplement, the interest reset date will be as follows:

➢	for floating rate notes that reset daily, each business day;

➢	for floating rate notes that reset weekly and are not treasury rate notes, the Wednesday of each week;

Interest Mechanics

➢	for treasury rate notes that reset weekly, the Tuesday of each week, except as otherwise described in the next to last paragraph under “— Interest Determination Dates” below;

➢	for floating rate notes that reset monthly, the third Wednesday of each month;

➢	for floating rate notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

➢	for floating rate notes that reset semi-annually, the third Wednesday of each of two months of each year as specified in your pricing supplement; and

➢	for floating rate notes that reset annually, the third Wednesday of one month of each year as specified in your pricing supplement.

For floating rate notes, the interest rate in effect on any particular day will be the interest rate determined with respect to the latest interest reset date that occurs on or before that day. There are several exceptions, however, to the reset provisions described above.

Interest reset dates are subject to adjustment, as described above under “— Business Day Conventions.” The applicable business day convention for an interest reset date will be specified in the applicable pricing supplement.

The base rate in effect from and including the original issue date to but excluding the first interest reset date will be the initial base rate. For floating rate notes that reset daily or weekly, the base rate in effect for each day following the second business day before an interest payment date to, but excluding, the interest payment date, and for each day following the second business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that second business day.

Interest Determination Dates

The rate of interest that goes into effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date.” Unless otherwise specified in the applicable pricing supplement:

➢

for all floating rate notes other than CMS notes, CMT notes, LIBOR notes, EURIBOR notes, CPURNSA notes, treasury rate notes and 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the second business day before the interest reset date.

➢	for CMS and CMT notes, the interest determination date relating to a particular interest reset date will be the second U.S. government securities business day before the interest reset date.

➢

for LIBOR notes, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date, unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date. We refer to an interest determination date for LIBOR notes as a LIBOR interest determination date.

➢

for EURIBOR notes, the interest determination date relating to a particular interest reset date will be the second euro business day preceding the interest reset date. We refer to an interest determination date for EURIBOR notes as a EURIBOR interest determination date.

➢

for treasury rate notes, the interest determination date relating to a particular interest reset date, which we refer to as a treasury interest determination date, will be the day of the week in which the interest reset date falls on which treasury bills — i.e., direct obligations of the U.S. government — would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following

Interest Mechanics

Tuesday, except that the auction may be held on the preceding Friday. If as the result of a legal holiday an auction is held on the preceding Friday, that Friday will be the treasury interest determination date relating to the interest reset date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an interest reset date, then the interest reset date will instead be the first business day following the auction date.

➢

for 11th district cost of funds rate notes, the interest determination date relating to a particular interest reset date will be the last working day, in the first calendar month before that interest reset date, on which the Federal Home Loan Bank of San Francisco publishes the monthly average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District for the second calendar month before that interest reset date. We refer to an interest determination date for 11th district cost of funds rate notes as an 11th district interest determination date.

For CPURNSA notes, the interest determination date relating to a particular interest period will be the interest payment date for that interest period.

Interest Calculation Dates

As described above, the interest rate that takes effect on a particular interest reset date will be determined by reference to the corresponding interest determination date. Except for LIBOR notes and EURIBOR notes, however, the determination of the rate will actually be made on a day no later than the corresponding interest calculation date. Unless otherwise specified in the applicable pricing supplement, the interest calculation date will be the earlier of the following:

➢	the tenth calendar day after the interest determination date or, if that tenth calendar day is not a business day, the next succeeding business day; or

➢	the business day immediately preceding the interest payment date or the maturity, whichever is the day on which the next payment of interest will be due.

The calculation agent need not wait until the relevant interest calculation date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner.

Interest Payment Dates

The interest payment dates for floating rate notes will be specified in the applicable pricing supplement.

If notes are originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term “regular record date” for a floating rate debt security under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Interest Period End Dates

Unless otherwise specified in the applicable pricing supplement, for notes subject to either the “Following Unadjusted” or “Modified Following Unadjusted” business day conventions (see “Terms of the Notes — Business Day Conventions”), the interest periods will be the periods from and including the interest period end date (or the original issue date, in the case of the first interest period), to but excluding the immediately succeeding interest period end date (or the date of maturity, in the case of the final interest period). The interest period end dates will be specified in the applicable pricing supplement and will not be subject to adjustment under the business day conventions.

Certain Features of the Notes

To the extent the amounts payable on the notes are based on a reference asset or formula other than those described in this prospectus supplement, the terms of this prospectus supplement will be amended in the applicable pricing supplement to account for such reference asset or formula.

Your notes may incorporate several or none of these features or additional features which will be specified in the applicable pricing supplement.

Rate Cut-off

The “rate cut-off period” is the specified period during which interest accrues on the notes immediately prior to an interest payment date, to but excluding the interest payment date. The reference asset for purposes of determining the amount payable for each day during the rate cut-off period will be set a specified number of business days prior to the related interest payment date using the applicable interest rate immediately preceding the start of the rate cut-off period, and will remain in effect until the related interest payment date.

Coupon Conversion Right

A “coupon conversion right” will allow us to elect to convert all of your notes on a “conversion date” so that instead of accruing interest, the notes will pay interest periodically at the interest rate on each interest payment date following the conversion date.

Bull Notes

“Bull notes” are offerings in which the payment at maturity and/or interest payments are linked to the increase in the level, value or price of the reference asset. Unless otherwise specified in the applicable pricing supplement, the notes will be bull notes.

Digital Notes

Whether interest, principal or any other amount is payable on “digital notes” depends on whether the reference asset has achieved certain levels, values or prices set forth in the applicable pricing supplement; however, the amount of the payments, if any, may or may not be dependent on the reference asset. For example, if the final price of the reference asset is greater than the initial price of the reference asset, the interest payment you receive with respect to the notes and the principal payment you receive at maturity will be a fixed amount and not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. In this example, if the reference asset has appreciated by 50% as of the final valuation date, you will receive only your principal amount plus the applicable interest payments made at maturity of the notes. You may earn significantly less by investing in digital notes than you would have earned by investing directly in the reference asset.

Inverse Floating Rates

Any floating rate may be designated in the applicable pricing supplement as an inverse floating rate. In that case, unless otherwise specified in the applicable pricing supplement, the interest rate on the floating rate note will be equal to:

➢

the initial interest rate or another fixed rate of interest specified in the applicable pricing supplement for the period commencing on the original issue date, or the date on which the note otherwise begins to accrue interest if different from the original issue date, up to the first interest reset date; and

Certain Features of the Notes

➢

a fixed rate of interest specified in the applicable pricing supplement minus the interest rate determined by the reference rate(s) as adjusted by any multiplier for the period commencing on an interest reset date.

Commencing on the first interest reset date, the rate at which interest on the inverse floating rate note is payable will be reset as of each interest reset date.

The interest rate will be determined in accordance with the applicable provisions below. The interest rate in effect on each day will be based on:

➢	if the day is an interest reset date, the interest rate determined as of the interest determination date immediately preceding the applicable interest reset date; or

➢	if the day is not an interest reset date, the interest rate determined as of the interest determination date immediately preceding the most recent interest reset date.

Maximum Return, Maximum Rate, Ceiling or Cap

The principal, interest or any other amounts payable on the notes may be subject to a “maximum return,” “maximum rate,” “ceiling” or a “cap” limiting the rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Whether or not a specified maximum rate applies, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as it may be modified by U.S. law of general application. Under current New York law, the maximum rate of interest, with some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25%, per year on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

Minimum Rate or Floor

The principal, interest or any other amounts payable on the notes may be subject to a “minimum rate” or “floor” guaranteeing a minimum rate of return or interest which may accrue during the term of the notes or during any interest payment period.

Spread

The “spread” is the number of basis points (where one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable pricing supplement to be added to or subtracted from the reference asset value or other formula. The spread may also be expressed as a percentage where one percentage point is 100 basis points.

Multiplier

The “multiplier” is the number of basis points or percentage points that may be specified in the applicable pricing supplement to be multiplied by the reference asset value or formula.

Ranges or Range Accruals

“Range accrual notes” are notes where the principal, interest or any other amounts payable on the notes only accrue if the level, value or price of one or more reference assets is within a specified “range” or above or below a certain threshold value.

Certain Features of the Notes

Upside Leverage Factor or Participation Rate

The principal, interest or any other amounts payable on the notes may be subject to an “upside leverage factor” or “participation rate,” which will have the effect of increasing your participation in any increase in the value of the reference asset. The upside leverage factor or participation rate may or may not be expressed as a percentage (i.e., expressed as 250% or 2.50).

We refer to an upside leverage factor or participation rate that is less than 100% or 1.00 as a “drag leverage factor.”

Downside Leverage Factor

The principal, interest or any other amounts payable on the notes may be subject to a “downside leverage factor,” which will have the effect of increasing your participation in any decrease in the value of the reference asset. As a result, small negative changes in the reference asset will be magnified and have a greater effect than notes without a downside leverage factor. The downside leverage factor may or may not be expressed as a percentage (i.e., expressed as 125% or 1.25).

Index Return

The “index return” is the performance of a reference asset, usually an index, calculated as the percentage change in the final level as compared to the initial level or strike level.

Initial Level or Initial Price

The “initial level” or “initial price” is the reference asset closing level or price on the initial valuation date or other date as specified in the applicable pricing supplement.

Strike Level

The “strike level” is a level other than the initial level used to calculate the performance of the reference asset.

Final Level or Final Price

The “final level” or “final price” is the reference asset closing level or price on the final valuation date or the arithmetic average of the reference asset closing levels on each of the valuation dates or any other date or dates specified in the applicable pricing supplement.

Closing Level

The closing level on any day during the term of the notes will be the closing level of the reference asset as determined by the calculation agent based upon the determinations with respect thereto made by the relevant sponsor.

Valuation Dates, Observation Dates or Averaging Dates

The final level, value or price may be calculated or based on more than one date, the “observation dates,” “valuation dates” or “averaging dates.” Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the valuation date, observation date or averaging date will be postponed as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity

Certain Features of the Notes

security, “Reference Assets — Indices — Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates, or Other Assets or Variables” with respect to reference assets comprised of one or more indices of equity securities, interest rates or other assets or variables.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets — Floating Interest Rate — Market Disruption Event Relating to Notes with a Floating Interest Rate as the Reference Asset.”

For purposes of this prospectus supplement, valuation dates, observation dates and averaging dates shall herein be collectively referred to as “valuation dates.”

Final Valuation Date, Final Observation Date or Final Averaging Date

The final level or price may be calculated or based on one or more dates, the “final valuation date,” “final observation date or the final averaging date,” which will be the last valuation date, observation date or averaging date, respectively. The final valuation date, final observation date or final averaging date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date, final observation date or final averaging date will be postponed as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to reference assets comprised of an equity security, “Reference Assets — Indices — Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates or Other Assets or Variables” with respect to reference assets comprised of one or more indices of equity securities, interest rates or other assets or variables.

Where the reference asset is comprised of a floating interest rate, the calculation agent shall calculate the final level, value or price for a disrupted valuation date, observation date or averaging date as described under “Reference Assets — Floating Interest Rate — Market Disruption Event Relating to Notes with a Floating Interest Rate as the Reference Asset.”

For purposes of this prospectus supplement, the final valuation date, final observation date and final averaging date shall herein be collectively referred to as the “final valuation date.”

Issuer Fee

The “issuer fee” equals an annual percentage multiplied by the number of years in the term of the notes, applied to the principal amount of the notes with daily accrual.

Basket Return

The “basket return” is the performance of a basket of reference assets, calculated as the percentage change in the final basket level as compared to the initial basket level or strike basket level.

Initial Basket Level

The “initial basket level” will be as specified in the pricing supplement.

Strike Basket Level

The “strike basket level” is a level other than the initial basket level used to calculate the basket return.

Certain Features of the Notes

Basket Level or Basket Closing Level

The “basket level” or “basket closing level” is a function of the levels, values or prices of each component in the basket and will be determined by a formula set forth in the applicable pricing supplement.

Final Basket Level

The “final basket level” is the basket level on the basket final valuation date or the arithmetic average of the basket levels on each of the basket valuation dates or any other date or dates as specified in the pricing supplement.

Basket Valuation Dates, Basket Observation Dates or Basket Averaging Dates

The final basket level may be calculated or based on more than one date, the “basket valuation dates,” “basket observation dates” or “basket averaging dates.” Each date will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on any respective day. In that event, the “basket valuation dates,” “basket observation dates” or “basket averaging dates” will be postponed as described under “Reference Assets — Baskets — Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Interest Rates, any other Assets or any Combination Thereof.”

For purposes of this prospectus supplement, basket valuation dates, basket observation dates and basket averaging dates shall herein be collectively referred to as “basket valuation dates.”

Basket Final Valuation Date, Basket Final Observation Date or Basket Final Averaging Date

The last basket valuation date, basket observation date or averaging date will be referred to as the “basket final valuation date,” “basket final observation date” or “basket final averaging date,” respectively, and will be the date stated in the applicable pricing supplement (or, if such date is not a scheduled trading day, the next following scheduled trading day), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the “basket final valuation date,” “basket final observation date” or “basket final averaging date” will be postponed as described under “Reference Assets — Baskets — Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Interest Rates, any other Assets or any Combination Thereof.”

For purposes of this prospectus supplement, the basket final valuation date, basket final observation date and basket final averaging date shall herein be collectively referred to as the “basket final valuation date.”

Lesser Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the lowest return in a group of two or more reference assets.

Lesser Performing Reference Asset

The “lesser performing reference asset” is the reference asset with the lesser return.

Certain Features of the Notes

Better Return

If specified in the applicable pricing supplement, the payment at maturity and/or interest payments will be linked to the performance of the reference asset with the highest return in a group of two or more reference assets.

Better Performing Reference Asset

The “better performing reference asset” is the reference asset with the higher return.

Trading Day

A “trading day” is a business day, as determined by the calculation agent, on which trading is generally conducted on the NYSE, NYSE Arca, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange and in the over-the-counter market for equity securities in the United States or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, a market disruption event has not occurred.

Extendible Maturity Date

We may offer notes which will mature on an initial maturity date specified in the applicable pricing supplement, unless the holder extends the term of the note at its option for the period or periods specified in the applicable pricing supplement. The extension may be made on the initial “renewal date,” which will be the interest payment date so specified in the applicable pricing supplement, prior to the initial maturity date of the note. Subsequent renewal dates will be specified in the applicable pricing supplement. Despite the foregoing, the term of the extendible note may not be extended beyond the final maturity date specified in the applicable pricing supplement.

If a holder does not elect to extend the term of any portion of the principal amount of an extendible note during the specified period prior to any renewal date, that portion will become due and payable on the existing maturity date.

Unless otherwise specified in the applicable pricing supplement, an election to renew the term of an extendible note may be made by delivering a written notice to that effect to the trustee or at the corporate trust office of the trustee or agency of the trustee in New York City or to any duly appointed paying agent. The notice must be delivered not less than three nor more than 15 days prior to the renewal date (unless another period is specified in the applicable pricing supplement as the notice period). The election will be irrevocable and will be binding upon each subsequent holder of the extendible note.

An election to renew the term of an extendible note may be exercised for less than the entire principal amount of the extendible note only if so specified in the applicable pricing supplement and only in the amount, or any integral multiple in excess of that amount, that is specified in the applicable pricing supplement.

If the holder does not elect to renew the term, a new note will be issued in exchange for the extendible note on the extension date. If the extendible note is a certificate issued in definitive form, it must be presented to the trustee as soon as practicable following receipt of the new note. The new note will be in

Certain Features of the Notes

a principal amount equal to the principal amount of the exchanged extendible note for which no election to renew the term was exercised, with terms identical to those specified on the extendible note. However, the note will have a fixed stated maturity on the then-existing maturity date.

If an election to renew is made for less than the full principal amount of a holder’s extendible note, the trustee, or any duly appointed paying agent, will issue in exchange for the note in the name of the holder, a replacement extendible note. The replacement extendible note will be in a principal amount equal to the principal amount elected to be renewed of the exchanged extendible note, with terms otherwise identical to the exchanged extendible note.

If a note is represented by a global security, DTC’s nominee will be the holder of the note and, therefore, will be the only entity that can exercise a right to extend a note. In order to ensure that DTC’s nominee will timely exercise an extension right relating to a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in the note to notify DTC of its desire to exercise an extension right. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which that type of instruction must be given for timely notice to be delivered to DTC.

Autocallable Notes

Automatic Call

If specified in the applicable pricing supplement, the notes will be automatically “callable” or “redeemable.” If the level of the reference asset on any review date is equal to or greater than the call level, the autocallable notes will automatically be redeemed for a cash payment as detailed in the applicable pricing supplement.

Call Level

The minimum level of the reference asset which triggers an automatic call on a review date and payment of the applicable call premium.

Call Premium, Call Price and Redemption Price

The “call premium” is the additional amount which we will pay you if the notes are called or redeemed. The call premium can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

The “call price” or “redemption price” is the aggregate amount, including the call premium, if any, which we will pay you if the notes are called or redeemed. The call price or redemption price can be expressed as a percentage of the issue price and will be specified in the applicable pricing supplement.

Payment on Autocallable Notes

If the notes are automatically called, payment will be made on the fifth business day after the applicable review date, unless otherwise specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events. If the notes are automatically called on the last possible review date, we will redeem each note and pay you on the maturity date. For more information describing review dates, see “Terms of the Notes — Review Dates” above.

Reference Assets

Fixed Interest Rate

If the applicable notes have a fixed interest rate, the notes for that particular offering will bear interest from and including the original issue date or any other date specified in the applicable pricing supplement at the annual rate stated in the applicable pricing supplement until the principal is paid or made available for payment.

Step-Up and Step-Down Notes

Fixed rate notes may have a “step-up” or “step-down” feature. Step-up notes will have increasing annual interest rates in successive interest periods, as indicated in the applicable pricing supplement. Step-down notes will have decreasing annual interest rates in successive interest periods, as indicated in the applicable pricing supplement.

Fixed to Floating Rate Notes

If the applicable notes have fixed to floating rates, the notes for that particular offering will bear interest at a fixed annual rate during the “fixed rate interest periods,” which are the interest periods from and including the original issue date or any other date specified in the applicable pricing supplement to but excluding the interest period end date specified in the applicable pricing supplement. The fixed rate interest periods will be specified in the applicable pricing supplement. On the interest period end date of the first floating rate interest period, the notes will commence to bear interest at a floating rate specified in the applicable pricing supplement during the “floating rate interest periods,” which are the interest periods from such specified interest period end date until the principal is paid or made available for payment. The floating rate interest periods will be specified in the applicable pricing supplement. The fixed interest rate, interest payment dates during the fixed rate interest periods (“fixed rate interest payment dates”), base rate, interest period end dates, floating interest rate, interest payment dates during the floating rate interest periods (“floating rate interest payment dates”), interest determination dates, interest reset dates, index maturity, index currency, base rate for the floating rate periods, business days, day count conventions and business day conventions for fixed to floating rate notes will be specified in the applicable pricing supplement. For fixed to floating rate notes, “interest periods” are the periods from (and including) an interest period end date (or the original issue date, in the case of the first interest period) to (but excluding) the next succeeding interest period end date (or the maturity date (without any adjustment for business days) in the case of the final interest period).

Floating Rate Conversion Notes

If the applicable notes are floating rate conversion notes, the notes will bear interest at a floating rate specified in the applicable pricing supplement until we exercise our “coupon conversion right”. The date or dates upon which we may exercise our coupon conversion right (each, a “conversion date”) will be specified in the applicable pricing supplement. On each conversion date, we may elect to convert the notes in whole, and not in part, so that instead of paying the floating interest rate, we will pay the fixed interest rate specified in the applicable pricing supplement on each interest payment date following the conversion date. If we decide to exercise the coupon conversion right, we will give you at least ten business days’ notice before the conversion date. Upon a coupon conversion, the amount of interest payable on the notes will be fixed and will no longer be based on the specified floating rate.

Reference Assets

Floating Interest Rates

If the applicable notes have a floating interest rate, the notes for that particular offering will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the “base rate.”

In this section, bold, italicized terms are defined below under “— Specialized Rate Calculation Terms.”

The base rate may be one or more of the following:

➢	the CD rate,

➢	the CMS rate,

➢	the CMT rate,

➢	the commercial paper rate,

➢	the Consumer Price Index,

➢	the eleventh district cost of funds rate,

➢	EURIBOR,

➢	the federal funds (effective) rate,

➢	the federal funds (open) rate,

➢	LIBOR,

➢	the prime rate,

➢	the Treasury rate,

➢	a combination of any of the above, or

➢	any other rate or interest rate formula specified in the applicable pricing supplement and in the floating rate note.

CD Rate

If you purchase CD rate notes, your notes will bear interest at a base rate equal to the CD rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The “CD rate” will be the rate, on any interest determination date, for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the heading “CDs (secondary market).”

The following procedures will be followed if the CD rate cannot be determined as described above:

➢

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, the CD rate will be the rate on the interest determination date described above, set forth in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “CDs (secondary market).”

➢

If the rate described above is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary

Reference Assets

market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include the agents and their affiliates) selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in a representative amount.

➢

If fewer than three dealers selected by the calculation agent are quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest period (or, in the case of the first reset date following the issue date where an initial base rate was specified in the applicable pricing supplement, that initial base rate).

CMS Rate

If you purchase CMS rate notes, your notes will bear interest at a base rate equal to the CMS rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The “CMS rate” will be the rate, on any interest determination date, for U.S. dollar swaps with the index maturity specified in the applicable pricing supplement, which appears on Reuters screen “ISDAFIX1” page as of 11:00 a.m., New York City time.

The following procedures will be used if the CMS rate cannot be determined as described above:

➢

If the above rate is no longer displayed on the relevant page, or if not displayed by 11:00 a.m., New York City time, on the relevant interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the index maturity of the notes specified in the applicable pricing supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to LIBOR (as defined below) with an index maturity of three months. The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

➢

If fewer than three quotations are provided, the CMS rate for the interest determination date will be determined by the calculation agent, in a commercially reasonable manner and in its sole and absolute discretion.

CMT Rate

CMT rates are yields interpolated by the United State Department of the Treasury from its daily yield curve. That yield curve, which relates to the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal

Reference Assets

Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities. This method provides yields for a two-year maturity, for example, even if no outstanding U.S. Treasury security has exactly two years remaining to maturity.

If you purchase CMT rate notes, your notes will bear interest at a base rate equal to the CMT rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The CMT rate will be the following rate as published in H.15(519) opposite the heading “Treasury constant maturities,” as the yield is displayed on the designated CMT Reuters screen page under the heading “. . . Treasury Constant Maturities . . .,” under the column for the designated CMT index maturity:

➢	if the designated CMT Reuters screen page is the Reuters screen FRBCMT page, the rate for the relevant interest determination date; or

➢

if the designated CMT Reuters screen page is the Reuters screen FEDCMT page, the weekly or monthly average, as specified in your pricing supplement, for the week that ends immediately before the week in which the relevant interest determination date falls, or for the month that ends immediately before the month in which the relevant interest determination date falls, as applicable.

If the CMT rate cannot be determined in this manner, the following procedures will apply:

➢

If the applicable rate described above is not displayed on the relevant designated CMT Reuters screen page at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, then the CMT rate will be the applicable treasury constant maturity rate described above — i.e., for the designated CMT index maturity and for either the relevant interest determination date or the weekly or monthly average, as applicable — as published in H.15(519) opposite the caption “Treasury constant maturities.”

➢

If the designated CMT Reuters screen page is FRBCMT and the applicable rate described above does not appear in H.15(519) at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the designated CMT index maturity and with reference to the relevant interest determination date, that:

➢	is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

➢	is determined by the calculation agent to be comparable to the applicable rate formerly displayed on the designated CMT Reuters screen page and published in H.15(519).

➢

If the designated CMT Reuters screen page is FEDCMT and the applicable rate described above does not appear in H.15(519) at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the treasury constant maturity rate for the one-week or one-month rate, as applicable, for the designated CMT index maturity and with reference to the relevant interest determination date, that is otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, immediately preceding that interest determination date.

Reference Assets

➢

If the designated CMT Reuters screen page is FRBCMT and the rate described in the second preceding paragraph does not appear at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two such offered rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated. U.S. Treasury securities are direct, non-callable, fixed rate obligations of the U.S. government.

➢

If the designated CMT Reuters screen page is FEDCMT and the Federal Reserve Bank of New York does not publish a one-week or one-month rate, as applicable, for U.S. Treasury securities on the relevant interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued U.S. Treasury securities having an original maturity of approximately the designated CMT index maturity and a remaining term to maturity of not less than the designated CMT index maturity minus one year, and in a representative amount: the offered rates, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two such offered rates are provided, the CMT rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

➢

If the calculation agent is unable to obtain three quotations of the kind described in the prior two paragraphs, the CMT rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for U.S. Treasury securities with an original maturity longer than the designated CMT index maturity, with a remaining term to maturity closest to the designated CMT index maturity and in a representative amount: the offered rates, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date, of three primary U.S. government securities dealers in New York City selected by the calculation agent. In selecting these offered rates, the calculation agent will request quotations from five of these primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest.

➢

If fewer than five but more than two of these primary dealers are quoting as described in the prior paragraph, then the CMT rate for the relevant interest determination date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded. If two U.S. Treasury securities with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the treasury notes with the shorter original term to maturity.

Reference Assets

➢

If two or fewer primary dealers selected by the calculation agent are quoting as described above, the CMT rate in effect for the new interest period will be the CMT rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Commercial Paper Rate

If you purchase commercial paper rate notes, your notes will bear interest at a base rate equal to the commercial paper rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The “commercial paper rate” means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading “Commercial Paper — Nonfinancial.”

The following procedures will be followed if the commercial paper rate cannot be determined as described above:

➢

If the above rate does not appear in H.15(519) by 3:00 p.m., New York City time, on the interest determination date, then the commercial paper rate will be the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying that rate, under the heading “Commercial Paper — Nonfinancial.”

➢

If by 3:00 p.m., New York City time, on that interest determination date the rate described above is not yet published in either H.15(519), H.15 Daily Update or other recognized electronic source, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agents and their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating agency.

➢

If fewer than three leading dealers of U.S. dollar commercial paper in The City of New York selected by the calculation agent are quoting as set forth above, the commercial paper rate will remain the commercial paper rate for the immediately preceding interest period (or, in the case of the first reset date following the issue date where an initial base rate was specified in the applicable pricing supplement, that initial base rate).

Consumer Price Index

If you purchase CPI rate notes, your notes will bear interest at a base rate equal to the CPI rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The “Consumer Price Index” or “CPI” means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor (the “Bureau of Labor Statistics”) and reported on Bloomberg ticker “CPURNSA” or any successor service (“Bloomberg CPURNSA”). The Bureau of Labor Statistics makes the majority of its consumer price index data and press releases publicly

Reference Assets

available immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. The Consumer Price Index for a particular month is published during the following month. The Consumer Price Index is a measure of the average change in consumer prices over time for a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, charges for doctors’ and dentists’ services, and drugs. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are included in determining consumer prices. Income taxes and investment items such as stocks, bonds and life insurance are not included. The Consumer Price Index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the Consumer Price Index, price changes for the various items are averaged together with weights that represent their importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically by the Bureau of Labor Statistics to take into account changes in consumer expenditure patterns.

The Consumer Price Index is expressed in relative terms in relation to a time base reference period for which the level is set at 100.0. The time base reference period is the 1982-1984 average. Because the Consumer Price Index for the period from 1982–1984 is 100, an increase in the price of the fixed market basket of goods and services of 16.5% from that period would be shown as 116.5%. If the Bureau of Labor Statistics rebases the Consumer Price Index when the notes are outstanding, the calculation agent will continue to calculate inflation using 1982-1984 as the base reference period for so long as the current Consumer Price Index continues to be published. Any conversion by the Bureau of Labor Statistics to a new reference base will not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Rebasing might affect the published “headline” number often quoted in the financial press, but the inflation calculation for the notes should not be adversely affected by any rebasing because the Consumer Price Index based on 1982-1984 will be calculated using the percentage changes of the rebased Consumer Price Index.

The Bureau of Labor Statistics has made technical and methodological changes to the Consumer Price Index, and is likely to continue to do so. Examples of recent methodological changes include:

➢	the use of regression models to adjust for improvements in the quality of various goods (televisions, personal computers, etc.);

➢	the introduction of geometric averages to account for consumer substitution within the consumer price index categories; and

➢	changing the housing/shelter formula to increase rental equivalence estimation.

Similar changes in the future could affect the level of the Consumer Price Index and alter the interest payable on the notes.

“CPI Year Over-Year Performance” means the annual percentage change for a month, as specified in the applicable pricing supplement (the “reference month”). For example, if the performance of the Consumer Price Index is the annual percentage change in the Consumer Price Index for the reference month that is the third calendar month prior to the month of the relevant interest payment date, then the interest rate payable on September 30, 2012 will reflect the percentage change in the Consumer Price Index from June 2011 to June 2012 (the reference month) plus the applicable spread, if any.

Reference Assets

If the applicable pricing supplement defines the relevant reference month that is the fourth calendar month prior to the month of the relevant interest payment date, then the interest payable on September 30, 2012 will reflect the percentage change in the Consumer Price Index from May 2011 to May 2012 (the reference month) plus applicable spread if any.

The number of months defined in order to determine the reference month can vary from note to note and will be determined on the applicable pricing supplement.

The performance of the Consumer Price Index will be calculated as follows:

Interest Rate =	CPIF – CPII
CPII

where,

CPIF = CPI for the applicable reference month, as published on Bloomberg CPURNSA;

CPII = CPI for the twelfth month, or otherwise as specified in the applicable pricing supplement, prior to the applicable reference month, as published on Bloomberg CPURNSA.

Using the example above and assuming the applicable pricing supplement would define the reference month to be set three months prior to the month of the relevant interest payment date, then the interest rate payable on September 30, 2012 will reflect the percentage change in the Consumer Price Index from June 2011 to June 2012 (the reference month) plus the applicable spread, if any.

If the applicable pricing supplement would define the reference month to be set four months prior to the month of the relevant interest payment date, then the interest payable on the September 30, 2012 will reflect the percentage change in the Consumer Price Index from May 2011 to May 2012 (the reference month) plus the applicable spread, if any.

If the performance of the Consumer Price Index for a particular reference month is equal to or less than the spread, you will not receive an interest payment on the corresponding interest payment date. The interest payment on any interest payment date will not be less than 0.00% per annum, unless specified in the applicable pricing supplement.

The following procedures will be followed if the Consumer Price Index cannot be determined as described above:

➢

If the Consumer Price Index is not reported on Bloomberg CPURNSA for a particular month by 3:00 p.m. on the interest determination date, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the Consumer Price Index as published by the Bureau of Labor Statistics for that month using any other source as the calculation agent deems appropriate.

➢

If the Consumer Price Index is rebased to a different year or period, the base reference period will continue to be the 1982-1984 reference period as long as the 1982-1984 Consumer Price Index continues to be published.

➢

If the Consumer Price Index for the reference month is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the Consumer Price Index initially published by the Bureau of Labor Statistics on the interest reset date.

Reference Assets

➢

If, while the notes are outstanding, the Consumer Price Index is discontinued or substantially altered, as determined by the calculation agent, the applicable substitute index for the notes will be that chosen by the Secretary of the Treasury for the Department of Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997). If none of those securities are outstanding, the calculation agent will determine a substitute index for the notes in accordance with general market practice at the time.

Eleventh District Cost of Funds

If you purchase eleventh district cost of funds rate notes, your notes will bear interest at a base rate equal to the eleventh district cost of funds rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The “eleventh district cost of funds rate” means, for any interest determination date, the rate on the applicable interest determination date equal to the monthly weighted average cost of funds for the calendar month preceding that interest determination date as displayed opposite the heading “11TH Dist COFI:” on the Reuters screen “COFI/ARMS” page as of 11:00 a.m., San Francisco time.

The following procedures will be followed if the eleventh district cost of funds rate cannot be determined as described above:

➢

If the above rate is not displayed by 11:00 a.m., San Francisco time, on the relevant interest determination date, the eleventh district cost of funds rate will be the monthly weighted average cost of funds paid by institutions that are members of the Eleventh Federal Home Loan Bank District for the calendar month immediately preceding the relevant interest determination date, as most recently announced by the Federal Home Loan Bank of San Francisco as that cost of funds.

➢

If the Federal Home Loan Bank of San Francisco fails to announce the rate for the calendar month immediately preceding the applicable interest determination date, then the eleventh district cost of funds rate for the new interest period will remain the eleventh district cost of funds rate for the immediately preceding interest period (or, in the case of the first reset date following the issue date where an initial base rate was specified in the applicable pricing supplement, that initial base rate).

EURIBOR

If you purchase EURIBOR rate notes, your notes will bear interest at a base rate equal to the EURIBOR rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

“EURIBOR” means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI — The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on the Reuters screen EURIBOR01 page as of 11:00 a.m., Brussels time.

The following procedures will be followed if the rate cannot be determined as described above:

➢

If the above rate does not appear, the calculation agent will request the principal euro-zone office of each of four major banks in the euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the relevant interest determination date,

Reference Assets

to prime banks in the euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a representative amount, assuming an Actual/360 day count basis. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

➢

If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by three major banks in the euro-zone interbank market, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m., Brussels time, on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a representative amount.

➢

If fewer than three major banks in the euro-zone interbank market selected by the calculation agent are quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest period (or, in the case of the first reset date following the issue date where an initial base rate was specified in the applicable pricing supplement, that initial base rate).

Federal Funds (Effective) Rate

If you purchase federal funds (effective) rate notes, your notes will bear interest at a base rate equal to the federal funds (effective) rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement. The “federal funds (effective) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) opposite the heading “Federal funds (effective)” as displayed on the Reuters screen FEDFUNDS1 page under the heading “EFFECT.”

The following procedures will be followed if the federal funds (effective) rate cannot be determined as described above:

➢

If the above rate is not displayed on the Reuters screen FEDFUNDS1 page by 3:00 p.m., New York City time, on the relevant interest determination date, the federal funds (effective) rate will be the rate on that interest determination date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, opposite the heading “Federal funds (effective).”

➢

If the above rate is not displayed on the Reuters screen FEDFUNDS1 page and does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (effective) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agent and its affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

➢

If fewer than three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent are quoting as set forth above, the federal funds rate will remain the federal funds (effective) rate for the immediately preceding interest period.

Federal Funds (Open) Rate

If you purchase federal funds (open) rate notes, your notes will bear interest at a base rate equal to the federal funds (open) rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

Reference Assets

The “federal funds (open) rate” means, for any interest determination date, the rate on that date for federal funds as published in H.15(519) under the section “Federal Funds” next to the caption “OPEN,” as displayed on the Reuters screen page 5.

The following procedures will be followed if the federal funds (open) rate cannot be determined as described above:

➢

If the above rate is not displayed on Reuters screen page 5 at 5:00 p.m., New York City time, on the interest determination date, then the federal funds open rate for the relevant interest determination date will be the rate for that day displayed on the FFPREBON Index page on Bloomberg (which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg).

➢

If the above rate is not yet published on either on either the Reuters screen “5” page or the FFPREBON Index on Bloomberg by 3:00 p.m., New York City time, on the interest determination date, the calculation agent will determine the federal funds (open) rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agents and their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

➢

If fewer than three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the calculation agent are quoting as set forth above, the federal funds rate for that interest period will remain the federal funds (open) rate for the immediately preceding interest period.

LIBOR

If you purchase LIBOR (London Interbank Offered Rate) notes, your notes will bear interest at a base rate equal to the LIBOR rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement. The calculation agent will determine the LIBOR rate for each interest determination date as follows:

➢

LIBOR will be the offered rate appearing on the Reuters screen LIBOR page as of 11:00 a.m., London time, on the interest determination date, for deposits of the relevant index currency having the specified index maturity beginning on the relevant interest reset date. The applicable pricing supplement will indicate the index currency and the index maturity that apply to LIBOR notes.

➢

If the rate described above does not so appear on the Reuters screen LIBOR page, then LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the interest determination date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: deposits of the index currency having the specified index maturity, beginning on the relevant interest reset date, and in a representative amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the relevant LIBOR interest determination date will be the arithmetic mean of the quotations.

➢

If fewer than two quotations are provided as described above, LIBOR for the interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 a.m., in the principal financial center for

Reference Assets

the country issuing the index currency, on that interest determination date, by three major banks in that principal financial center selected by the calculation agent: loans of the index currency having the specified index maturity, beginning on the relevant interest reset date, and in a representative amount.

➢

If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new interest period will be LIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Prime Rate

If you purchase prime rate notes, your notes will bear interest at a base rate equal to the prime rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement. The “prime rate” means, for any interest determination date, the rate on that date as published in H.15(519) opposite the heading “Bank prime loan.”

The following procedures will be followed if the prime rate cannot be determined as described above:

➢

If the above rate does not appear in H.15(519) by 3:00 p.m., New York City time, on the relevant interest determination date, then the prime rate will be the rate on that interest determination date as published in H.15 Daily Update or another recognized electronic source opposite the heading “Bank Prime Loan.”

➢

If the rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the interest determination date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters screen USPRIME1 page as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date.

➢

If fewer than four of those rates appear on the Reuters screen USPRIME1 page by 3:00 p.m., New York City time, for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York, which may include affiliates of the agents, selected by the calculation agent, after consultation with us.

➢

If fewer than three major banks in The City of New York selected by the calculation agent are quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest period (or, in the case of the first reset date following the issue date where an initial base rate was specified in the applicable pricing supplement, that initial base rate).

Treasury Rate

If you purchase treasury rate notes, your notes will bear interest at a base rate equal to the treasury rate and adjusted by the spread or spread multiplier, if any, specified in the applicable pricing supplement.

The treasury rate will be the rate for the auction, on the relevant treasury interest determination date, of U.S. government treasury bills having the index maturity specified in the applicable pricing supplement, as that rate appears on the Reuters screen USAUCTION10 page or USAUCTION11 page under the heading “INVEST RATE.” If the treasury rate cannot be determined in this manner, the following procedures will apply.

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➢

If the rate described above does not appear on either page at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from that source at that time, the treasury rate will be the bond equivalent yield of the rate, for the interest determination date, for the type of treasury bill described above, as announced by the U.S. Department of the Treasury.

➢

If the auction rate described in the prior paragraph is not so announced by 3:00 p.m., New York City time, on the relevant interest calculation date, or if no such auction is held for the relevant week, then the treasury rate will be the bond equivalent yield of the rate, for the interest determination date and for treasury bills having the specified index maturity, as published in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market).”

➢

If the rate described in the prior paragraph does not appear in H.15(519) at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the treasury rate will be the rate, for the interest determination date and for treasury bills having the specified index maturity, as published in the H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/Treasury bills (secondary market).”

➢

If the rate described in the prior paragraph does not appear in the H.15 Daily Update or another recognized electronic source at 3:00 p.m., New York City time, on the relevant interest calculation date, unless the calculation is made earlier and the rate is available from one of those sources at that time, the treasury rate will be the bond equivalent yield of the arithmetic mean of the following secondary market bid rates for the issue of treasury bills with a remaining maturity closest to the specified index maturity: the rates bid as of approximately 3:30 p.m., New York City time, on the relevant interest determination date, by three primary U.S. government securities dealers in New York City selected by the calculation agent.

➢

If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate in effect for the new interest period will be the treasury rate in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Special Rate Calculation Terms

In this sub-section entitled “Floating Interest Rates,” we use several terms that have special meanings relevant to calculating floating interest rates. We define these terms as follows:

The term “Bloomberg screen” means, when used in connection with any designated pages, the display page so designated on the Bloomberg service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor).

Reference Assets

The term “bond equivalent yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

bond equivalent yield =	(D x N)	x 100
360 – (D x M)

where

➢	“D” means the annual rate for treasury bills quoted on a bank discount basis and expressed as a decimal;

➢	“N” means 365 or 366, as the case may be; and

➢	“M” means the actual number of days in the applicable interest reset period.

The term “designated CMT index maturity” means the index maturity for CMT rate notes and will be the original period to maturity of a U.S. treasury security — either 1, 2, 3, 5, 7, 10, 20 or 30 years — specified in the applicable pricing supplement. If no such original maturity period is so specified, the designated CMT index maturity will be 2 years.

The term “designated CMT Reuters screen page” means the Reuters screen page specified in the applicable pricing supplement that displays treasury constant maturities as reported in H.15(519). If no Reuters screen page is so specified, then the applicable page will be the Reuters screen FEDCMT page. If the Reuters screen FEDCMT page applies but the applicable pricing supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

The term “euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union, or any successor union, that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992, or any successor treaty.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

The term “index currency” means, with respect to LIBOR notes, the currency specified as such in the applicable pricing supplement. The index currency may be U.S. dollars or any other currency, and will be U.S. dollars unless another currency is specified in the applicable pricing supplement.

The term “index maturity” means, with respect to floating rate notes, the period to maturity of the instrument or obligation on which the interest rate formula is based, as specified in the applicable pricing supplement.

Reference Assets

The term “money market yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

money market yield =	(D x 360)	x 100
360 – (D x M)

where

➢	“D” means the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

➢	“M” means the actual number of days in the relevant interest reset period.

The term “representative amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service, on the page or pages specified in the applicable pricing supplement, or any successor or replacement page or pages on that service.

“Reuters screen LIBOR page” means the display on the Reuters screen LIBOR01 page or Reuters screen LIBOR02 page, as specified in the applicable pricing supplement, or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

“Reuters screen USPRIME1 page” means the display on the Reuters screen page titled “USPRIME1,” for the purpose of displaying prime rates or base lending rates of major U.S. banks.

If, when we use the terms designated CMT Reuters screen page, H.15(519), H.15 daily update, Reuters screen LIBOR page, Reuters screen USPRIME1 page, Reuters screen USAUCTION10 page, Reuters screen USAUCTION11 page, Reuters screen ISDAFIX2 page, Reuters screen COFI/ARMS page, Reuters screen page 5 or Reuters screen, we refer to a particular heading or headings on any of those pages, those references include any successor or replacement heading or headings as determined by the calculation agent.

Indices

The principal, interest or any other amounts payable on the notes may be based on one or more indices, including movements in the levels of the indices, the prices of their components or other events relating to the indices. The index or indices that comprise the reference asset shall be specified in the applicable pricing supplement. If a reference asset is comprised of more than one index or an index and at least one other type of asset, the index is a “basket component.”

Reference Asset Sponsor and Reference Asset Information

The notes have not been passed on by the sponsor of the reference asset as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the sponsor of the reference asset. The trademarks, service marks or registered trademarks of the sponsor of the reference asset are the property of their owner. The sponsor of the reference asset makes no warranties and bears no liabilities with respect to the notes or to the administration or operation of the notes. This prospectus supplement relates only to the notes offered by the applicable pricing supplement and does not relate to any index of a sponsor.

Reference Assets

Information regarding a reference asset comprised of an index or the sponsor of the reference asset may be obtained from various public sources including, but not limited to, press releases, newspaper articles, the sponsor website and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information referred to above relating to the reference asset or any other publicly available information regarding the sponsor of the reference asset. In connection with any issuance of notes under this prospectus supplement, neither we nor the agent has participated in the preparation of the above-described documents or made any due diligence inquiry with respect to the sponsor of the reference asset. Furthermore, we cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available documents described herein) that would affect the levels of the reference asset (and therefore the levels of the reference asset at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of the reference asset could affect the interest, payments at maturity or any other amounts payable on your notes and therefore the market value of the notes in the secondary market, if any.

Market Disruption Events for Notes with the Reference Asset Comprised of an Index or Indices of Equity Securities, Interest Rates or Other Assets or Variables

Valuation dates may be postponed and thus the determination of the index levels may be postponed if the calculation agent determines that, on the respective date, a market disruption event has occurred or is continuing in respect of an index.

Any equity security, interest rate or other asset or variable that comprises an index is herein referred to as an “index component.”

Unless otherwise specified in the applicable pricing supplement, any of the following will be a market disruption event with respect to an index of equity securities, interest rates or other assets or variables:

➢	a suspension, absence or limitation of trading in index components constituting 20% or more, by weight, of that index;

➢	a suspension, absence or limitation of trading in futures or options contracts relating to that index on their respective markets;

➢

any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, index components constituting 20% or more, by weight, of that index, or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that index on their respective markets;

➢

the closure on any day of the primary market for futures or options contracts relating to that index or index components constituting 20% or more, by weight, of that index on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by the primary market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such primary market on such scheduled trading day for such primary market and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on such scheduled trading day for such primary market;

Reference Assets

➢

any scheduled trading day on which (1) the primary markets for index components constituting 20% or more, by weight, of that index or (2) the exchanges or quotation systems, if any, on which futures or options contracts on that index are traded, fails to open for trading during its regular trading session; or

➢

any other event, if the calculation agent determines that the event interferes with our ability or the ability of any of our affiliates to unwind all or a portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

and, in any of these events, the calculation agent determines that the event was material.

For the purpose of this prospectus supplement and unless otherwise specified in the relevant pricing supplement, “scheduled trading day” for notes with the reference asset comprised of an index or indices of equity securities, interest rates, or other assets or variables means any day on which (a) the value of the index or indices to which the notes are linked is published, and (b) trading is generally conducted on the markets on which the index components are traded, in each case as determined by the calculation agent in its sole discretion.

The following events will not be market disruption events:

➢

a limitation on the hours or number of days of trading on which any index component is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in futures or options contracts relating to an index.

For this purpose, an “absence of trading” on an exchange or market will not include any time when the relevant exchange or market is itself closed for trading under ordinary circumstances.

In contrast, a suspension or limitation of trading in futures or options contracts related to the index, if available, in the primary market for those contracts, by reason of any of:

➢	a price change exceeding limits set by that market,

➢	an imbalance of orders relating to those contracts, or

➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in futures or options contracts related to an index in the primary market for those contracts.

If the calculation agent determines that a market disruption event occurs or is continuing on any valuation date, the valuation date will be the first following scheduled trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the valuation date be postponed by more than five scheduled trading days. If the calculation agent determines that a market disruption event occurs or is continuing on the fifth scheduled trading day, the calculation agent will make an estimate of the closing level for the reference asset that would have prevailed on that fifth scheduled trading day in the absence of the market disruption event.

If the index is a basket component and the calculation agent determines that a market disruption event occurs or is continuing with respect to the index on any basket valuation date, the respective date will be postponed as described under “Reference Assets — Baskets — Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Equity Securities, Interest Rates, Any Other Assets or Any Combination Thereof.”

Reference Assets

Adjustments Relating to Notes with the Reference Asset Comprised of an Index or Indices

If any sponsor discontinues publication of or otherwise fails to publish any index comprising the reference asset and that sponsor or another entity publishes a successor or substitute index that the calculation agent determines to be comparable to the discontinued index (that index being referred to herein as a “successor index”), then the level will be determined by reference to the level of that successor index on the date as of which that level is to be determined.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide the trustee will furnish written notice thereof, to the extent the trustee is required to under the debt indenture to each note holder, or in the case of global securities, the depositary, as holder of the global notes.

If a successor index is selected by the calculation agent, the successor index will be used as a substitute for the reference asset for all purposes, including for purposes of determining whether a market disruption event exists with respect to that index.

If (1) the index is discontinued or (2) a sponsor fails to publish the index, in either case, prior to (and that discontinuance is continuing on) a valuation date and the calculation agent determines that no successor or substitute index is available at that time, then the calculation agent will determine the value to be used for the level. The value to be used for the level will be computed by the calculation agent in the same general manner previously used by the related sponsor and will reflect the performance of that index through the business day on which that index was last in effect preceding such date of discontinuance. In that case, the calculation agent will treat any business day on which the primary exchange for futures or options contracts relating to that index is open for trading as a business day for that index for purposes of the determination of the final level. In that event, the calculation agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the debt indenture to each note holder, or in the case of global securities, the depositary, as holder of the global securities.

Notwithstanding these alternative arrangements, discontinuance of the publication of any index comprising the reference asset may adversely affect the value of, and trading in, the notes.

If at any time, there is:

➢	a material change in the formula for or the method of calculating the level of the reference asset, an index comprising the reference asset, or a successor index;

➢	a material change in the content, composition or constitution of the reference asset, an index comprising the reference asset or a successor index;

➢

a change or modification to the reference asset or a successor index such that the reference asset or successor index does not, in the opinion of the calculation agent, fairly represent the value of that reference asset or successor index had those changes or modifications not been made; or

➢

any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” in this prospectus supplement;

then, for purposes of calculating the level of the index, any payments on the notes or making any other determinations as of or after that time, the calculation agent will make those calculations and

Reference Assets

adjustments as the calculation agent determines may be necessary in order to arrive at a level for the index comparable to such index or such successor index, as the case may be, as if those changes or modifications had not been made, and calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof), with reference to such index or such successor index, as adjusted. In that event, the calculation agent will provide, in the case of notes, written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the debt indenture to each note holder, or in the case of global notes, the depositary, as holder of the global notes.

The calculation agent will make all determinations with respect to adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made. The calculation agent will provide information about any adjustments it makes upon your written request.

Baskets

The principal, interest or any other amounts payable on the note may be based on a basket of multiple instruments or measures, including but not limited to indices, interest rates and/or any combination thereof.

To the extent that a component of a basket is comprised of an asset type herein described, see the applicable section under the heading “Reference Assets” for further information that may affect that component of the basket, and therefore the reference asset of your notes.

Market Disruption Events for Notes with the Reference Asset Comprised of a Basket of Multiple Indices, Interest Rates, Any Other Assets or Any Combination Thereof

With respect to each basket component, a market disruption event will be described in the section of this prospectus supplement applicable to that basket component.

The basket valuation date will be the date stated in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on that respective day. If no market disruption event exists with respect to a basket component on a basket valuation date, such basket component’s level, value or price shall be determined on the scheduled basket valuation date. To the extent that a market disruption event exists with respect to a component on the basket valuation date, the price, value or level of that disrupted basket component shall be determined in accordance with the procedures set forth above for the specific reference asset type of the basket component.

Adjustments Relating to Notes with the Reference Asset Comprised of a Basket

If the calculation agent substitutes a successor index or otherwise affects or modifies the reference asset, the calculation agent will make those calculations and adjustments as, in judgment of the calculation agent, may be necessary in order to arrive at a basket comparable to the original basket (including without limitation changing the percentage weights of the basket components), as if those changes or modifications had not been made, and shall calculate the amount of interest, payment at maturity and other amounts payable on the note (including the individual inputs thereof) with reference to that basket or the successor basket (as described below), as adjusted. In this event, the calculation agent will provide written notice to the trustee, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the debt indenture to each note holder, or in the case of global securities, the depositary, as holder of the global securities.

Reference Assets

In the event of the adjustment described above, the newly composed basket is referred to herein as the “successor basket” and will be used as a substitute for the original basket for all purposes.

If the calculation agent determines that the available successors as described above do not fairly represent the value of the original basket component or basket, as the case may be, then the calculation agent will determine the level, value or price of the basket component or the basket level for any basket valuation date as described under “Reference Assets — Indices — Adjustments Relating to Securities with the Reference Asset Comprised of an Index or Indices” with respect to indices comprising the basket component.

Notwithstanding these alternative arrangements, discontinuance of trading on the applicable exchanges or markets in any basket component may adversely affect the market value of the notes.

Reference Asset Information Provider

The notes have not been passed on by the information provider of the reference asset as to their legality or suitability. The notes are not issued, endorsed, sponsored or promoted by and are not financial or legal obligations of the information provider of the reference asset. The trademarks, service marks or registered trademarks of the information provider of the reference asset are the property of their respective owners. The information provider of the reference asset makes no warranties and bears no liabilities with respect to the securities or to the administration or operation of the securities.

Applicable historical data on the reference asset will be provided in the applicable pricing supplement.

The possible “information providers” of the reference assets are Bloomberg screen, Reuters screen or any other information provider as specified in the applicable pricing supplement.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the issue and sale of the notes for the purposes we describe below. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

On or prior to the issue and sale of the notes, we or our affiliates expect to enter into hedging transactions to hedge some or all of our anticipated exposure by, for example, taking or modifying positions in the reference assets and listed or over-the-counter options on the reference assets. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.

In this regard, we or our affiliates may, throughout the life of the notes:

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments linked to the reference asset,

➢	acquire or dispose of long or short positions in components of the reference assets,

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures or other instruments designed to track the performance of the reference assets or their components, or

➢	any other transaction or arrangement.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of some or all of the components of the reference asset, or listed or over-the-counter options, futures or other instruments linked to the reference assets or their components.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See “Risk Factors” in this prospectus supplement for a discussion of these adverse effects.

U.S. Federal Income Tax Considerations

This section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and is subject to the limitations and exceptions set forth therein.

This discussion assumes the notes are property treated as debt instruments for U.S. federal income tax purposes and does not consider the tax treatment of notes that have a maturity of one year or less or extendible notes.

Depending on the specific terms of the notes, the notes could be treated as fixed rate debt instruments, variable rate debt instruments, or debt instruments subject to the special tax rules governing contingent payment debt obligations for U.S. federal income tax purposes, which are described in more detail below. The applicable pricing supplement will describe which rules should apply to your particular note. Any particular offering of notes may also have features or terms that cause the U.S. federal income tax treatment of the notes to differ materially from the discussion below. If such features are applicable to any particular offering (including, but not limited to, notes that have a maturity of one year or less or extendible notes), the applicable pricing supplement will so state and discuss the U.S. federal income treatment of that offering. In all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular note you propose to purchase.

Fixed Rate Debt Instruments

If your note is treated as a fixed rate debt instrument, you will generally be taxed on any interest on the notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. See “U.S. Tax Considerations — Taxation of Debt Securities —Payments of Interest” in the accompanying prospectus for more detail. However, if your note is treated as having been issued with more than a de minimis amount of original issue discount (“OID”), you will be required to include that OID in income as it accrues irrespective of your method of accounting for tax purposes. The application of the OID rules could result in the inclusion of OID in income before you receive cash attributable to that income. For a more detailed discussion of the rules that apply to notes issued with more than a de minimis amount of OID, see “U.S. Tax Considerations — Taxation of Debt Securities — Original Issue Discount” in the accompanying prospectus.

Variable Rate Debt Instruments

If your note is treated as a variable rate debt instrument, you will generally be taxed on any interest on the notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If your notes are sold, exchanged, redeemed, or purchased prior to maturity, you should generally recognize gain or loss, which should generally be capital gain or loss except to the extent that such gain or loss is attributable to accrued but unpaid interest. See “U.S. Tax Considerations — Taxation of Debt Securities — Variable Rate Debt Securities” in the accompanying prospectus for more detail. However, if your note is treated as having been issued with more than a de minimis amount of original issue discount (“OID”), you will be required to include that OID in income as it accrues irrespective of your method of accounting for tax purposes. The application of the OID rules could result in the inclusion of OID in income before you receive cash attributable to that income. For a more detailed discussion of the rules that apply to notes issued with more than a de minimis amount of OID, see “U.S. Tax Considerations — Taxation of Debt Securities — Original Issue Discount” in the accompanying prospectus. For a more detailed discussion of the rules applicable to variable rate debt instruments, see “U.S. Tax Considerations — Taxation of Debt Securities — Variable Rate Debt Securities” in the accompanying prospectus.

U.S. Federal Income Tax Considerations

Contingent Payment Debt Instruments

This section is applicable if your notes are treated as debt instruments subject to the rules governing contingent payment debt obligations. Under these rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the notes, and applying the rules similar to those for accruing original issue discount on a hypothetical non-contingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a non-contingent fixed rate debt instrument with terms and conditions similar to the notes (the “comparable yield”) and then determining a payment schedule as of the original issue date that would produce the comparable yield. These rules could possibly have the effect of requiring you to include amounts in income in respect of the notes prior to your receipt of cash attributable to that income. We will provide the comparable yield and projected payment schedule for the notes in the applicable pricing supplement.

The amount of interest that you will be required to include in income in each accrual period for the notes will equal the product of the adjusted issue price for the notes at the beginning of the accrual period and the comparable yield for the notes for such period. The adjusted issue price of the notes will equal the original issue price for the notes plus any interest that has accrued on the notes (under the rules governing contingent payment debt obligations) less any non-contingent interest payments that have been made on the notes and the projected amount of any contingent payments previously projected to be made on the notes.

In addition to accruing interest income in accordance with the comparable yield provided by us, you will be required to make adjustments (as described below) if the actual amount you receive in any taxable year differs from the projected payment schedule. Other than these adjustments, however, you will not be required to separately include in income any additional amount for the interest payments you receive on the notes.

If, during any taxable year, you receive actual payments with respect to your notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce your interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of your interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

You are required to use the comparable yield and projected payment schedule provided by us in determining your interest accruals in respect of the notes, unless you timely disclose and justify on your federal income tax return the use of a different comparable yield and projected payment schedule.

Furthermore, it is possible that any Form 1099-OID you receive in respect of the notes may not take net negative or positive adjustments into account and therefore may overstate or understate your interest inclusions. You should consult your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

U.S. Federal Income Tax Considerations

The comparable yield and projected payment schedule are not provided to you for any purpose other than the determination of your interest accruals in respect of the notes, and we make no representations regarding the amount of contingent payments with respect to the notes.

Secondary Purchasers. If you purchase the notes for an amount that differs from the notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for your notes and their adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If you purchase the notes for an amount that is less than the adjusted issue price of the notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the notes for an amount that is greater than the adjusted issue price of the notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of loss) that you would otherwise recognize upon the receipt, if any, of each remaining contingent payment with respect to the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Treatment Upon Sale, Redemption, Repurchase or Maturity. You will recognize gain or loss upon the sale, redemption, repurchase or maturity of the notes in an amount equal to the difference, if any, between the amount received at such time and your adjusted basis in the notes. In general, your adjusted basis in the notes will equal the amount you paid for the notes, increased by the amount of interest you previously accrued with respect to the notes (in accordance with the comparable yield for the notes), increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your notes under the rules set forth above under “— Secondary Purchasers” and decreased by the amount of any non-contingent interest payment that have been made and the projected amount of any contingent payments previously projected to be made to you with respect to the notes.

Any gain you may recognize upon the sale, redemption, repurchase or maturity of the notes will be ordinary interest income. Any loss you may recognize upon the sale of the notes will be ordinary loss to the extent the interest you included as income in the current or previous taxable years in respect of the notes exceeded the total net negative adjustments you took into account as ordinary loss, and thereafter will be capital loss. If you are a noncorporate holder, you would generally be able to use such ordinary loss to offset your income only in the taxable year in which you recognize that ordinary loss and would generally not be able to carry such ordinary loss forward or back to offset income in other taxable years.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue

U.S. Federal Income Tax Considerations

Service Form 8886. Although not free from doubt, an investment in the notes or a sale of the notes should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the notes or a sale of the notes to be treated as a Reportable Transaction. For further discussion of the rules related to Reportable Transactions, see “U.S. Tax Considerations — Taxation of Debt Securities — Treasury Regulations Requiring Disclosure of Reportable Transactions” in the accompanying prospectus. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Medicare Tax

For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its gross interest income (including any accruals of original issue discount) and its net gains from the sale, redemption, or maturity of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Backup Withholding and Information Reporting

See the discussion under “U.S. Tax Considerations — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to United States holders with respect to payments made on your notes.

Information with Respect to Foreign Financial Assets

Under recently enacted legislation, certain individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions (such as your notes), as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. United States holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the debt securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the debt securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the debt securities are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the debt securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the debt securities, provided that neither the issuer of the debt securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase and holding of the debt securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the debt securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Benefit Plan Investor Considerations

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the debt securities have exclusive responsibility for ensuring that their purchase and holding of the debt securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the debt securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Validity of the Notes

The validity of the notes that may be issued after the date of this prospectus supplement has been passed upon for UBS AG by Sullivan & Cromwell LLP, New York, New York, as to matters of New York law and by Homburger AG as to matters of Swiss law. The opinions of each of Sullivan & Cromwell LLP and Homburger AG were based on assumptions about future actions required to be taken by UBS AG and the trustee in connection with the issuance and sale of the notes, about the specific terms of the notes and about other matters that may affect the validity of the notes but which could not be ascertained on the date of those opinions.

Sullivan & Cromwell LLP also performed services for UBS AG in connection with the notes we may issue under our Medium-Term Notes, Series A program.

Supplemental Plan of Distribution

Unless otherwise specified in the applicable pricing supplement, with respect to each note to be issued, UBS has agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase from UBS, the aggregate principal amount of the notes specified on the front cover of the applicable pricing supplement. UBS Securities LLC intends to resell the offered notes at the original issue price applicable to the offered notes to be resold. UBS Securities LLC may resell notes to securities dealers at a discount from the original issue price up to the underwriting discount set forth on the front cover of the applicable pricing supplement. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms. In the future, we or our affiliates may repurchase and resell the offered notes in market-making transactions. As described in more detail under “Use of Proceeds and Hedging” on page S-61 we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the notes. UBS Securities LLC and/or its affiliate may earn additional income as a result of payments pursuant to these swap or related hedge transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any notes after their initial sale. In connection with this offering, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable pricing supplement may provide that the original issue date for your notes may be more than three scheduled business days after the trade date for your notes. Accordingly, in such a case, if you wish to trade notes on any date prior to the third business day before the original issue date for your notes, you will be required, by virtue of the fact that your notes initially are expected to settle in more than three scheduled business days after the trade date for your notes, to make alternative settlement arrangements to prevent a failed settlement.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of notes within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from any initial public offering of the notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, offerings of notes will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell notes to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Annex A

Underlying Indices

All information contained in this prospectus supplement and the applicable pricing supplement regarding any underlying index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from information prepared by the applicable index sponsor. Such information reflects the policies of, and is subject to change by, the applicable index sponsor. Each underlying index is calculated and maintained by its respective index sponsor. Neither UBS AG nor UBS Securities LLC, in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlying index or index sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither UBS AG nor UBS Securities LLC, in its role as calculation agent, makes any representation that such information regarding any underlying index or index sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of index-linked notes (including events that would affect the accuracy or completeness of the information described in this prospectus supplement or in the applicable pricing supplement) that would affect the value of any underlying index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any interest payment date with respect to the notes and therefore the market value of the notes.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the index stocks of any underlying index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of notes, you should undertake an independent investigation of the applicable underlying index or of the issuers of the stocks of the applicable underlying index to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any notes.

In this prospectus supplement and any applicable pricing supplement, unless the context requires otherwise, references to any underlying index listed below will include any successor index to such underlying index and any reference to the underlying index sponsor will include any successor thereto.

S&P 500® Index

The S&P 500® Index, which we refer to as the S&P 500 Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500® Index is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”). Additional information is available on the following website: http://www.standardandpoors.com. We are not incorporating by reference the website or any material it includes in this prospectus supplement.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. S&P calculates the value of the S&P 500 Index (discussed below in further detail) based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any index stock is the product of the market price per share times the number of the then outstanding shares of such index stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the S&P 500 Index that are employed by S&P include an unadjusted market capitalization of $4.0 billion or more, adequate liquidity, reasonable price, U.S. domicile, public float of 50% or more, industry sector, financial viability and, for IPOs, a seasoning period of six to twelve months. Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, when they are delisted from the relevant exchange, and when they violate on or more of the inclusion criteria. Companies that experience a trading halt may be retained or deleted in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P 500® Index Stocks relative to the S&P 500® Index’s base period of 1941-43, which we refer to as the Base Period.

S&P uses an indexed number to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the index stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P 500 Index Stocks by a number called the “S&P 500 Index Divisor.” By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period value of the S&P 500® Index. The S&P 500 Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index, which we refer to as “S&P 500 Index Maintenance.”

S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

To prevent the value of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require S&P to make an S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500® Index remains constant. This helps maintain the value of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500®

Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All S&P 500 Index Divisor adjustments are made by S&P after the close of trading and after the calculation of the closing value of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require S&P 500 Index Divisor adjustments.

The table below summarizes the types of S&P 500® Index maintenance adjustments and indicates whether or not S&P will require an S&P 500 Index Divisor adjustment:

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change³ 5%)	Shares Outstanding plus newly issued Shares	Yes

Share repurchase (i.e., change³ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus Price of Rights Offering/Rights Ratio	Yes

Spin-Off	Price of parent company minus	Yes, except if a spun-off company is added to the index but no company is removed.
Price of Spin-off Co./ Share Exchange Ratio

Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Index Stock. All stock split and dividend adjustments are made by S&P after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Index Stock and consequently of altering the aggregate Market Value of the S&P 500 Index Stocks, which we refer to as the Post-Event Aggregate Market Value. In order that the level of the S&P 500® Index, which we refer to as the Pre-Event Index Value, not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Index Stock, S&P derives a new S&P 500 Index Divisor, which we refer to as the New S&P 500 Divisor, as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Market Value
Pre-Event Index Value

A large part of the S&P 500® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index® companies. Four times a year, on a Friday close to the end of each calendar quarter, S&P updates the share totals of companies in the S&P 500® Index as required by any changes in the number of shares outstanding. The S&P implements a share freeze the week of the effective date of the quarterly share total updates. During this frozen period, shares are not changed except for certain corporate action events (merger activity, stock splits, rights offerings and certain share dividend payable events). After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed by S&P on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor. At S&P’s discretion, de minimis merger and acquisition changes will be accumulated and implemented with the updates made at the end of each calendar quarter.

The S&P 500® Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes holdings of groups of shares that exceed 10% of the outstanding shares of a company that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons.

When an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing level of the S&P 500® Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. In all cases, the prices will be from the primary exchange for each stock in the index. If an exchange fails to open due to unforeseen circumstances, the index will use the prior day’s closing prices. If all exchanges fail to open, Standard & Poor’s may determine not to publish the index for that day.

License Agreement between S&P and UBS AG

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the S&P Index, in connection with securities, including the notes. The S&P Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the S&P Index to track general stock market performance. S&P’s only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the S&P Index which is determined, composed and calculated by S&P without regard to UBS or the notes. S&P has no obligation to take the needs of UBS or the owners of the notes into consideration in determining, composing or calculating the S&P Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Standard & Poor’s,” “S&P,” “S&P 500,” “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the notes.

Russell 2000® Index

The Russell 2000® Index, which we refer to as the Russell 2000 Index, is an index calculated, published and disseminated by Russell Investment Group (“Russell”), and measures the composite price performance of stocks of 2,000 companies incorporated in the U.S., its territories and certain “benefit-driven incorporation countries” (“BDI countries”), as described below. Additional information about the Russell 2000® Index is available on the following website: http://www.russell.com/Indexes. We are not incorporating by reference the website or any material it includes in this prospectus supplement.

Russell divides the 2,000 companies included in the Russell 2000 Index into ten sectors. The sectors include: Consumer Discretionary, Consumer Staples, Energy, Financial Services, Health Care, Industrials, Materials & Processing, Producer Durables, Technology and Utilities.

The index stocks are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000® Index is composed of the 3,000 largest companies incorporated in the U.S., its territories and certain BDI countries as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index represents a small portion of the total market capitalization of the Russell 3000® Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Index

The Russell 2000 Index is a sub-group of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the last trading day of May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

Only common stocks belonging to corporations incorporated in the U.S., its territories and certain BDI countries are eligible for inclusion in the Russell 3000® Index and, consequently, the Russell 2000 Index.

The BDI countries are Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands. Companies incorporated in these countries/regions are considered by Russell to be BDI country companies, because they typically incorporate in these regions for operations, tax, political or other financial market benefits. Companies from these BDI countries are considered for inclusion in the Russell 2000 Index if their headquarters are in the U.S. or if their headquarters are in BDI countries and the exchange with the most trading volume of local shares of those companies is in the U.S. For new companies located in BDI countries that are eligible for inclusion in the Russell 2000 Index and that trade in multiple countries, the country assignment is determined based on the country with the highest average daily dollar traded volume. Existing members of the Russell 2000 Index will be removed at the time when the average daily dollar traded volume of that company is higher in another country’s exchange for the previous two consecutive years. ADRs are not eligible for inclusion in the Russell 2000 Index.

Russell specifically excludes the following securities from the Russell 2000 Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (ii) royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the marketplace (large capitalization companies with 1% or less float and small capitalization companies with 5% or less float); and (v) bulletin board, pink sheets or over-the-counter traded securities.

The primary criterion Russell uses to determine the initial list of securities eligible for the Russell 3000® Index and consequently, the Russell 2000 Index, is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on the last trading day of May of each year to be eligible for inclusion in the Russell 2000 Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last trading day of May, it will be considered eligible if the average of the daily closing prices (from their primary exchange) during the month of May is equal to or greater than $1.00.

The Russell 2000 Index is reconstituted annually by Russell to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, unless the final Friday in June is the 28th, 29th or 30th, in which case reconstitution will be effective on the preceding Friday. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000 Index reflects changes in the capitalization, or market value, of the index stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 2000 Index. The applicable pricing supplement will describe the calculation if the reference asset for your notes is not the price return calculation. The current Russell 2000 Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the index is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) – 1]*100. The ending period index value, for purposes of calculating the Russell 2000 Index value, on any date is determined by adding the market values of the underlier stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded and NASDAQ stocks. In the event of a market disruption resulting in any index stock price to be unavailable, Russell will generally use the last reported price for such index stock for the purpose of performance calculation.

In order to provide continuity for the Russell 2000 Index’s value, Russell adjusts the divisor periodically to reflect events including changes in the number of common shares outstanding for index stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in corporate filings with the Securities and Exchange Commission. Other sources are used in cases of missing or questionable data.

Russell considers the following types of shares to be unavailable for the purposes of capitalization determinations:

➢	ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

➢

Corporate cross-owned shares — when shares of a company in the index are held by another company also in the index, this is considered corporate cross-ownership. Any percentage held in this class will be adjusted;

➢

Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the index that owns 10% or more of the shares outstanding. Not included in this class, however, are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, unless these firms have a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and are included;

➢	Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

➢

Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

➢

Government holdings — those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares. Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%. Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index

The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not Russell requires an index adjustment. Certain other events may also require adjustment to the index.

➢

“No Replacement” Rule — Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

Mergers and Acquisitions

Between constituents: When mergers and acquisitions take place between companies that are both constituents of a Russell index, the acquired company is deleted and its market capitalization moves to the acquiring company’s stock. Russell categorizes the surviving entity based on a weighted average of the market value of the two companies prior to the merger using market values as of the day immediately before Russell determines that the action or event is final.

Between a constituent and a non-constituent: If the acquiring company is not a member of a Russell index, Russell will analyze the transaction to determine whether it constitutes a reverse merger. A reverse merger occurs when the acquiring company is a private, non-publicly traded company or OTC company, and the acquisition results in a transaction whereby a new publicly traded company is created that meets all of the requirements for inclusion in a Russell index based on market capitalization using the opening price on the day after the merger or acquisition is considered final. In such a case, the newly formed entity will be placed in the Russell 2000 Index, if appropriate, and the acquired company simultaneously removed from the Russell 2000 Index, after the close of the market on the day after the merger is considered final. If the event does not qualify as a reverse merger, the acquired company is deleted after the action is determined to be final.

➢

Reincorporation — Members of a Russell U.S. index, like the Russell 2000 Index, that reincorporate to another country and continue to trade in the United States and companies that reincorporate to the United States during the year are analyzed for assignment by Russell during annual reconstitution. Members that reincorporate in another country and no longer trade in the United States are immediately deleted from the Russell U.S. indices.

➢

Rights Offerings — Rights offered to shareholders are reflected in the index on the date the offer expires for non-transferable rights and on the ex-date for transferable rights. In both cases, the price is adjusted to account for the value of the right on the ex-date and the shares are increased according to the terms of the offering on that date. Rights issued in anticipation of a take-over event are excluded from this treatment.

➢

Spin-offs and Initial Public Offerings — The only additions between reconstitution dates result from spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off is large enough. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution. Eligible initial public offerings are added to the Russell 2000 Index at the end of each calendar quarter.

➢

Tender Offers — A company acquired as the result of a tender offer is removed when the offer has fully expired and when it is determined that the company will finalize the process with a short-form merger. Because this information is typically not available until after the close, the company will be removed the day after the process is final at the last traded market price.

➢

Delisted and Halted Stocks — When stocks are deleted from the index as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t), or the following day (t+1) using the closing OTC bulletin board price. Halted securities are not removed from the index until the time they are actually delisted from the exchange. If a security is halted, it remains in the index at the last traded price until the security resumes trading or is officially delisted.

➢

Bankruptcy and Voluntary Liquidations — Companies that file for a Chapter 7 liquidation bankruptcy or have filed a liquidation plan will be removed from the index at the time of the bankruptcy filing; whereas companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. If a company files for bankruptcy, is delisted and it can be confirmed that it will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

➢

Stock Distributions — A price adjustment for stock distributions is applied on the ex-date of the distribution. When the number of shares for the distribution is fixed, Russell increases the number of shares on the ex-date. When the number of shares is an undetermined amount based on future earnings and profits, Russell increases the number of shares on the pay-date.

➢

Updates to Share Capital — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-index member and other potential changes are generally updated at the end of the month in which the change is reflected in vendor-supplied updates. Russell verifies this information using publicly available information filed with the Securities and Exchange Commission. Russell only applies such changes if the aggregate change in the number of shares outstanding is greater than 5%. The float factor determined during the most recent annual reconstitution is applied to this figure, and only the available shares will be added to the index. No such changes are made in June due to the most recent annual reconstitution

Updates to Share Capital Affecting the Russell 2000 Index

Each month, Russell updates the Russell 2000 Index for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. Effective April 30, 2002, only cumulative changes to shares outstanding greater than 5% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

Pricing of Securities Included in the Russell 2000 Index

Effective on January 1, 2002, primary exchange closing prices are used in the daily index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily index calculations.

License Agreement between Russell Investment Group and UBS AG

We have entered into a non-exclusive license agreement with Russell (the “Russell Index Sponsor”) providing for the license to us and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use indices owned and published by the Russell Index Sponsor (including the Russell Index) in connection with certain securities, including the notes.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the Russell 2000 Index or any successor index.

The license agreement between us and the Russell Index Sponsor requires that the following language be stated in this prospectus supplement:

The notes are not sponsored, endorsed, sold, or promoted by the Russell Index Sponsor. The Russell Index Sponsor makes no representation or warranty, expressed or implied, to you or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell Index to track general stock market performance or a segment of the same. The Russell Index Sponsor’s publication of the Russell Index in no way suggests or implies an opinion by the Russell Index Sponsor as to the advisability of investment in any or all of the securities upon which the Russell Index is based. The Russell Index Sponsor’s only relationship to us is the licensing of certain trademarks and trade names of the Russell Index Sponsor and of the Russell Index which is determined, composed, and calculated by the Russell Index Sponsor without regard to us or the notes. The Russell Index Sponsor is not responsible for and has not reviewed the notes nor any associated literature or publications and the Russell Index Sponsor makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. The Russell Index Sponsor reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the Russell Index. The Russell Index Sponsor has no obligation or liability in connection with the administration, marketing, or trading of the notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Annex B

Form of Redemption Request

U.S. Bank Trust National Association

with a copy to:

[Administrator]

UBS AG

Medium-Term Notes, Series A

[Title of Notes] (the “notes”)

CUSIP no. [            ]

The undersigned (the “Participant”) is, or is acting on behalf of, the beneficial owner of a portion of the notes specified above, which portion has an outstanding face amount equal to the amount set forth at the end of this redemption request notice. The undersigned hereby elects to exercise the Survivor’s Option as described under “[            ] — Survivor’s Option to Request Repayment” in the Pricing Supplement dated [            ] to the accompanying prospectus supplement dated January 11, 2012 and the accompanying prospectus dated January 11, 2012 (collectively, the “Pricing Supplement”).

The undersigned,                     , does hereby certify, pursuant to the provisions set forth in the Pricing Supplement and the Indenture dated as of November 21, 2000, as supplemented on February 28, 2006, and as amended, modified or supplemented from time to time (the “Indenture”), between UBS AG (the “Issuer”) and U.S. Bank Trust National Association, as trustee (the “Trustee”), to The Depository Trust Company (the “Depositary”), to the Issuer and to the Trustee that:

1. [Name of deceased Beneficial Owner] is deceased.

2. [Name of deceased Beneficial Owner] had a $         beneficial interest in the above-referenced notes.

3. [Name of Representative] is [Beneficial Owner’s personal representative/other person authorized to represent the estate of the Beneficial Owner/surviving joint tenant/surviving tenant by the entirety/trustee of a trust] of [Name of deceased Beneficial Owner] and has delivered to the undersigned a request for redemption in form satisfactory to the undersigned, requesting that $         principal amount of such notes be redeemed in accordance with the Pricing Supplement and the Indenture. The documents accompanying such request, all of which are in proper form, are in all respects satisfactory to the undersigned and [Name of Representative] is entitled to have the notes to which this redemption request notice relates redeemed.

4. The Participant holds the beneficial interest in the outstanding face amount of the notes indicated at the end of this redemption request notice with respect to which this redemption request is being made on behalf of [Name of deceased Beneficial Owner].

5. The Participant hereby certifies that it will indemnify and hold harmless the Depositary, the Trustee and the Issuer (including their respective officers, directors, agents, attorneys and employees), against all damages, loss, cost, expense (including reasonable attorneys’ and accountants’ fees), obligations, claims or liability incurred by the indemnified party or parties as a result of or in connection with the redemption of notes to which this redemption request notice relates. The Participant will, at the request of the Issuer, forward to the Issuer a copy of the documents submitted by [Name of Representative] in support of the request for redemption.

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6. On the redemption date for the notes to which this redemption request notice relates, the Participant will book a delivery vs. payment trade at a price equal to the applicable redemption value, facing [            ] DTC participant code [    ].

7. The Participant acknowledges and understands that UBS Securities LLC has advised that it intends to make a market in the notes and that the value of the notes may be greater than their principal amount plus any unpaid interest accrued. The Participant has carefully considered and consulted with [name of Representative] as to whether a better price may be obtained by selling the notes to UBS Securities LLC or another market participant rather than redeeming the notes at principal amount plus any unpaid interest accrued to (but excluding) the date of repayment.

The undersigned hereby represents that it has been duly authorized by the Representative to act on behalf of the deceased Beneficial Owner.

Terms used and not defined in this redemption request notice have the meanings given to them in the Pricing Supplement. The redemption of the notes will be governed by the terms of the notes.

Face amount of notes to be redeemed:

$
(must be a minimum of $1,000 or integral multiples thereof)

IN WITNESS WHEREOF, the undersigned has executed this redemption request as of                     , 20    .

[PARTICIPANT NAME]

By:
Name:

(Title)

(Telephone No.)

(Fax No.)

(DTC participant account number, if any)

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UBS AG

MEDIUM-TERM NOTES, SERIES A

Prospectus Supplement to

Prospectus dated January 11, 2012

UBS Investment Bank

January 11, 2012